                                                                   EXHIBIT 10.18


                                                                 Execution Copy
                                                                 ---------------

                   ASSET TRANSFER AND ACQUISITION AGREEMENT



                                 BY AND AMONG




                          PROVIDENT COMPANIES, INC.,
                PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY,
                     PROVIDENT NATIONAL ASSURANCE COMPANY,
                    THE PAUL REVERE LIFE INSURANCE COMPANY,
              THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY,
               THE PAUL REVERE PROTECTIVE LIFE INSURANCE COMPANY

                                      AND

                         AMERICAN GENERAL CORPORATION,
                   WESTERN NATIONAL LIFE INSURANCE COMPANY,
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



                         Dated as of December 8, 1997

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 - TRANSFER AND ACQUISITION OF ASSETS..............................................................     1
         1.1      Closing...................................................................................     1
         1.2      Acquisition of Transferred Assets and Assumption of Assumed Liabilities...................     2
         1.3      Determination of Investment Assets and Cash Payments......................................     3
         1.4      Post-Closing Adjustments..................................................................     5
         1.5      Ceding Commission.........................................................................     6
         1.6      Closing Deliveries........................................................................     7
ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF PROVIDENT AND SELLERS.........................................     9
         2.1      Organization, Standing and Authority of Provident and Each Seller.........................     9
         2.2      Authorization.............................................................................     9
         2.3      Actions and Proceedings...................................................................    10
         2.4      No Conflict or Violation..................................................................    10
         2.5      Governmental Consents and Approvals.......................................................    10
         2.6      Compliance With Laws......................................................................    10
         2.7      Permits, Licenses and Franchises..........................................................    11
         2.8      Insurance Contracts.......................................................................    11
         2.9      Regulatory Filings........................................................................    13
         2.10     Reinsurance...............................................................................    13
         2.11     Seller Separate Accounts..................................................................    13
         2.12     Transferred Assets........................................................................    13
         2.13     Assigned and Assumed Contracts............................................................    13
         2.14     Tax Matters...............................................................................    14
         2.15     GAAP Financial Statements.................................................................    14
         2.16     Statutory Statements......................................................................    15
         2.17     Certain Additional Financial Information..................................................    15
         2.18     Actuarial Appraisal.......................................................................    15
         2.19     Conduct of Business.......................................................................    15
         2.20     Absence of Certain Changes................................................................    15
         2.21     Other Sale Arrangements...................................................................    16
         2.22     Brokerage and Financial Advisers..........................................................    16
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASERS.........................................    16
         3.1      Organization and Standing.................................................................    16
         3.2      Authorization.............................................................................    16
         3.3      Actions and Proceedings...................................................................    16
         3.4      No Conflict or Violation..................................................................    17
         3.5      Governmental Consents and Approvals.......................................................    17
         3.6      Compliance With Laws......................................................................    17
         3.7      Permits, Licenses and Franchises..........................................................    17
         3.8      Absence of Certain Changes................................................................    18

         3.9      Brokerage and Financial Advisers..........................................................     18
         3.10     Qualified Institutional Buyer.............................................................     18
         3.11     Sufficient Funds..........................................................................     18
         3.12     WNC Acquisition...........................................................................     18
ARTICLE 4 - COVENANTS.......................................................................................     18
         4.1      Conduct of Business.......................................................................     18
         4.2      Certain Transactions......................................................................     20
         4.3      Investigations; Pre-Closing Access........................................................     20
         4.4      Post-Closing Access.......................................................................     21
         4.5      Confidentiality...........................................................................     21
         4.6      HSR Act Filings...........................................................................     22
         4.7      Consents and Reasonable Efforts...........................................................     22
         4.8      Representations and Warranties............................................................     23
         4.9      Expenses..................................................................................     23
         4.10     Marketing Agreements......................................................................     23
         4.11     Bank Accounts and Lockboxes...............................................................     23
         4.12     Allocation of Purchase Price and Assumed Liabilities......................................     24
         4.13     Further Assurances........................................................................     25
         4.14     Western National Corporation Acquisition..................................................     26
         4.15     Transition to Purchasers Policy Forms.....................................................     26
         4.16     Crediting Rates...........................................................................     26
         4.17     Disposition of PNAC and PRV...............................................................     26
         4.18     Certain Other Matters.....................................................................     26
ARTICLE 5 - CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASERS TO CLOSE...................................     26
         5.1      Representations and Warranties; Compliance With Covenants.................................     26
         5.2      Other Agreements..........................................................................     27
         5.3      Governmental and Regulatory Consents and Approvals........................................     27
         5.4      Possession of Assets; Instruments of Conveyance...........................................     27
         5.5      Injunction................................................................................     27
         5.6      WNC Acquisition...........................................................................     27
ARTICLE 6 - CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE......................................     27
         6.1      Representations and Warranties; Compliance With Covenants.................................     28
         6.2      Other Agreements..........................................................................     28
         6.3      Governmental and Regulatory Consents and Approvals........................................     28
         6.4      Injunction................................................................................     28
ARTICLE 7 - SURVIVAL AND INDEMNIFICATION....................................................................     28
         7.1      Survival of Representations and Warranties................................................     28
         7.2      Obligation to Indemnify...................................................................     29
         7.3      Claims Notice.............................................................................     29
         7.4      Right to Contest Claims of Third Parties..................................................     30
         7.5      Tax Effect and Insurance..................................................................     32
         7.6      Indemnification Payments..................................................................     32
         7.7      Exclusivity...............................................................................     32

         7.8      Arbitration...............................................................................     33
ARTICLE 8 - TERMINATION PRIOR TO CLOSING....................................................................     33
         8.1      Termination of Agreement..................................................................     33
         8.2      Survival..................................................................................     34
ARTICLE 9 - MISCELLANEOUS...................................................................................     34
         9.1      Definitions...............................................................................     34
         9.2      Expenses..................................................................................     45
         9.3      Substitute Purchaser......................................................................     46
         9.4      Publicity.................................................................................     46
         9.5      Confidentiality...........................................................................     46
         9.6      Notices...................................................................................     46
         9.7      Entire Agreement..........................................................................     47
         9.8      Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies................     48
         9.9      Governing Law.............................................................................     48
         9.10     Binding Effect; Assignment................................................................     48
         9.11     Interpretation............................................................................     48
         9.12     No Third Party Beneficiaries..............................................................     49
         9.13     Counterparts..............................................................................     49
         9.14     Other Agreements, Exhibits and Schedules..................................................     49
         9.15     Headings..................................................................................     49

EXHIBITS

Exhibit 1   Form of Reinsurance Agreement
Exhibit 2   Form of Bill of Sale
Exhibit 3   Form of General Assignment and Assumption Agreement
Exhibit 4   Terms of Marketing Agreements
Exhibit 5   State Regulatory Approvals
Exhibit 6   Subadvisory Agreement

                    ASSET TRANSFER AND ACQUISITION AGREEMENT


     THIS ASSET TRANSFER AND ACQUISITION AGREEMENT (this "Agreement"), dated as of December 8, 1997, is entered into by and among Provident Companies, Inc., a Delaware corporation ("Provident"), Provident Life and Accident Insurance Company, a Tennessee stock life insurance company and a wholly owned subsidiary of Provident ("PLA"), Provident National Assurance Company, a Tennessee stock life insurance company and a wholly owned subsidiary of Provident ("PNAC"), The Paul Revere Life Insurance Company, a Massachusetts stock life insurance company and a wholly owned indirect subsidiary of Provident ("PRL"), The Paul Revere Variable Annuity Insurance Company, a Massachusetts stock life insurance company and a wholly owned indirect subsidiary of Provident ("PRV") and The Paul Revere Protective Life Insurance Company, a Delaware stock life insurance company and a wholly owned indirect subsidiary of Provident ("PRPL"; each of PLA, PNAC, PRL, PRV and PRPL being referred to individually as a "Seller" and together as the "Sellers"), American General Corporation, a Texas corporation ("Parent"), Western National Life Insurance Company ("WNL"), a Texas stock life insurance company (which as of the Closing Date will be a wholly owned indirect subsidiary of Parent), and The Variable Annuity Life Insurance Company ("VALIC"), a Texas stock life insurance company and a wholly owned indirect subsidiary of Parent (each of WNL and VALIC being referred to individually as a "Purchaser" and together as the "Purchasers").

                                    PREAMBLE
                                    --------

     Upon the terms and subject to the conditions of this Agreement, Sellers wish to sell, and Purchasers wish to acquire, certain of the annuity business of Sellers, and certain other assets of Sellers, and Provident, Sellers, Parent and Purchasers desire to enter into one or more strategic marketing agreements, all as described below.

     Contemporaneously with the signing of this Agreement, Provident Investment Management, LLC has entered into a Subadvisory Agreement in substantially the form of Exhibit 6 with Parent (the "Subadvisory Agreement").

     Certain terms used in this Agreement are defined in Section 9.1.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:


                                   ARTICLE 1
                       TRANSFER AND ACQUISITION OF ASSETS
                       ----------------------------------

     1.1  CLOSING.  The Closing shall take place at 10:00 a.m. local time at the
          -------
offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, or such other time and place as Parent and Provident may mutually agree in writing, on the Closing Date following the satisfaction or waiver of all conditions set forth in Articles 5 and 6 concerning the parties' respective obligations to consummate the transactions contemplated herein shall be deemed to have been consummated and become effective for all purposes as of 11:59 p.m. on the Closing Date.

     1.2  ACQUISITION OF TRANSFERRED ASSETS AND ASSUMPTION OF ASSUMED
          -----------------------------------------------------------
LIABILITIES.
-----------

          (a) Subject to the terms and conditions set forth herein, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver to Purchasers, and Purchasers shall purchase and accept from the Sellers, all of the Sellers' right, title and interest in and to the Transferred Assets; provided, however, that the amount of cash and Investment Assets to be transferred shall be determined in accordance with the provisions of Section 1.3 and adjusted as required by Section 1.4.

          (b) On the Closing Date, delivery of the Investment Assets shall be made by transfer to the accounts designated by Purchasers at least two business days prior to the Closing Date. The cash portion of the Transferred Assets shall be transferred to Purchasers by wire transfer of immediately available funds. All other assets included among the Investment Assets shall be transferred by such instruments of transfer or book entry transfer, as appropriate, as are reasonably acceptable to Provident and Purchasers. All sales, assignments and transfers of the Transferred Assets other than cash and Investment Assets shall be effected by the Bills of Sale and the General Assignment and Assumption Agreements. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of Section 4.4, Sellers shall be entitled to keep and maintain copies of all Books and Records from and after the Closing, and to have access to the originals of the Books and Records in accordance with the terms hereof.

          (c) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, WNL shall assume: (i) pursuant to the Reinsurance Agreements, as between WNL and each Seller, any and all Adjusted Statutory Reserves and Other Statutory Liabilities of such Seller arising out of or with respect to each WNL Contract, and (ii) pursuant to the General Assignment and Assumption Agreements, all Assumed Liabilities other than the Retained Liabilities.

          (d) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, VALIC shall assume: (i) pursuant to the Reinsurance Agreements, as between VALIC and each Seller, any and all Adjusted Statutory Reserves and Other Statutory Liabilities of such Seller arising out of or with respect to each VALIC Contract, and (ii) pursuant to the Separate Account Transfer Agreements, any and all Separate Account Liabilities of Sellers arising out of or with respect to each Insurance Contract, other than Retained Liabilities.

          (e) The liabilities assumed by Purchasers hereunder and under the Ancillary Agreements, less the Ceding Commission, shall be allocated among the Transferred Assets as provided in Section 4.12.

 1.3      DETERMINATION OF INVESTMENT ASSETS AND CASH PAYMENTS.
          ----------------------------------------------------

          (a) Attached as Schedule 1.3(A) is a listing of investment assets (the "Preliminary Investment Assets") which the parties have agreed may be included in the Initial Portfolio (as defined herein), together with an estimate of the Initial Cash Position (as defined herein) (such estimate, the "Estimated Initial Cash Position"). Provident and the Sellers have appointed Morgan Stanley, Dean Witter, Discover & Co. and Parent and Purchasers have appointed Bear, Stearns & Co., Inc.. and the parties have jointly appointed Credit Suisse First Boston Corporation (each of Morgan Stanley, Dean Witter, Discover & Co., Bear, Stearns & Co., Inc. and Credit Suisse First Boston Corporation being referred to individually as a "Valuer" and together as the "Valuers"). Provident and Parent shall each be responsible for the cost, if any, of the preparation of the Valuations produced by their respective Valuers and shall be jointly responsible for the cost, if any, of the Valuation prepared by Credit Suisse First Boston Corporation. Each Valuer shall produce a valuation of the Preliminary Investment Assets, based on the midpoint of the bid-ask spread, as of 4:00 p.m., New York City time, on December 8, 1997 (each such valuation referred to as a "Valuation" and together as the "Valuations"). The "Agreed Value" of each Preliminary Investment Asset shall be (i) the middle Valuation thereof plus (ii) the amount of investment income accrued on such Preliminary Investment Asset as of November 30, 1997.

          (b) As soon as practicable after the date of this Agreement, Provident and the Sellers shall deliver to Parent a statement ("Transferred Reserves Statement") setting forth their determination of the amount of Adjusted Statutory Reserves and Other Statutory Liabilities attributable to the Insurance Contracts in force as of November 30, 1997 (the "Transferred Reserves"), which amounts shall be determined in accordance with Applicable SAP consistently applied. Parent shall have the opportunity to review the Transferred Reserves Statement and Provident and Sellers shall make available their personnel and relevant work papers as reasonably requested by Parent in connection with such review, for a period not to exceed 15 Business Days following delivery of the Transferred Reserves Statement. Any changes in the Transferred Reserves Statement that are agreed to by Parent and Provident within such 15-Business-Day period shall be incorporated into a final Transferred Reserves Statement (the "Final Transferred Reserves Statement"). If Parent and Provident are unable to agree with respect to the amount of the Transferred Reserves included in the Final Transferred Reserves Statement, they shall submit the dispute to an independent actuarial firm jointly selected by them (or selected by their respective actuarial advisors) (the "Independent Actuary"), whose determination of the amount of the Transferred Reserves shall be final and binding and reflected in the Final Transferred Reserves Statement; provided, that such amount shall be within the range of dollar amounts proposed by Parent and Provident, respectively.

          (c) Within ten Business Days following determination of the Transferred Reserves, the parties shall jointly agree upon a portfolio of assets from among the Preliminary Investment Assets (the "Initial Portfolio") having an aggregate Agreed Value which, together with the Initial Cash Position, shall equal the sum of the Transferred Reserves minus the Ceding Commission minus a
                                          -----                       -----
receivable from Provident and Sellers equal to the index option component of reserves for those contracts described in Schedule 4.18 minus policy loans to
                                                        -----
contract holders under Insurance Contracts intended to be reinsured by Purchasers as of November 30, 1997, minus separate
                                    -----
account receivables with respect to the Business as of November 30,1997 (such sum, the "Net Asset Value"). In the event the parties are unable to produce an Initial Portfolio having an aggregate Agreed Value equal to the Net Asset Value without subdivision of individual assets, the Initial Portfolio shall consist of whole assets and the difference between the Net Asset Value and the aggregate Agreed Value of the assets composing the Initial Portfolio (whether such difference is a positive or a negative number) shall constitute the "Initial Cash Position." The difference, if any, between the Initial Cash Position and the Estimated Initial Cash Position shall be referred to as the "Initial Cash Position Difference." Provident and the Sellers shall segregate the assets constituting the Initial Portfolio on their books and records (the "Pool") and shall maintain records of all transactions in assets included in the Pool from time to time through the Closing Date. Pursuant to the Subadvisory Agreement, Parent shall serve as subadvisor in respect of the Pool and pursuant to such authority shall have the authority to direct the disposition of investment securities included in the Pool and to direct the purchase of investment securities for inclusion in the Pool (such purchases to be funded from Net Cash From the Business (as defined herein) then available, which shall include on December 8, 1997, an amount equal to the Estimated Initial Cash Position, together with interest thereon from November 30, 1997 to, but not including, December 8, 1997, computed at an Annual Rate equal to the 90- day Treasury Rate in effect on November 30, 1997). On each Business Day Provident will produce and deliver to Parent a good faith estimate of the Net Cash From the Business the close of business on the preceding Business Day, which estimate will be prepared on a basis consistent with Provident's existing internal reporting systems and procedures. The parties agree that (i) the Estimated Initial Cash Position shall be available for investment by the sub- advisor under the Subadvisory Agreement as of 4:00 p.m., New York City time on December 8, 1997, (ii) the Initial Cash Position Difference (if a positive number) shall be available for investment by such subadvisor on the Business Day following its determination, and (iii) Net Cash From the Business reflected in the daily good faith estimates thereof shall be available for investment by such subadvisor on the Business Day following delivery of such estimate.

          (d) On the Closing Date, Sellers will deliver to Purchasers the assets then included in the Pool (the "Investment Assets"), which shall consist of (i) the Initial Portfolio plus (ii) those investment assets which, after December 8,
                      ----
1997 and prior to the Closing Date, are purchased for inclusion in the Pool from Net Cash of the Business ("Pool Asset Additions") minus (iii) those investment
                                                  -----
assets in the Pool (including any Pool Asset Additions) which, after December 8, 1997 and prior to the Closing Date, are (x) redeemed by the issuer thereof, (y) mature in accordance with their terms, or (z) sold ("Pool Asset Reductions").

          (e) In addition, prior to the Closing Date, Provident and Sellers shall deliver to Parent and Purchasers an estimated reconciliation of Net Cash From the Business through the Closing Date (the "Preliminary Reconciliation") and a certification of the treasurer of Provident that all items on the Preliminary Reconciliation were estimated in good faith by Sellers and were based upon the books and records of Sellers. If (i) the Net Cash From the Business reflected on the Preliminary Reconciliation is a positive number, Sellers will pay to Purchasers cash in an amount equal to such amount; and (ii) if the Net Cash From the Business reflected on the Preliminary Reconciliation is a negative number, Purchasers will pay to Sellers at Closing cash in such amount.

          (f) For purposes of this Agreement, "Net Cash From the Business" shall mean an amount equal to the sum of (i) the Estimated Initial Cash Position (including interest thereon from November 30, 1997 to but not including December 8, 1997, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997) plus the Initial Cash Position Difference (including
                      ----
interest thereon from November 30, 1997 to but not including the date on which the Initial Cash Position Difference is determined, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997) plus (ii) net
                                                                  ----
cash proceeds received by Sellers in respect of Pool Asset Reductions plus (iii)
                                                                      ----
net cash proceeds attributable to interest received by Sellers after November 30, 1997 and prior to the Closing Date in respect of assets in the Pool minus
                                                                        -----
(iv) cash used to fund Pool Asset Additions plus (v) premiums paid and
                                            ----
additional deposits made after November 30, 1997 and prior to the Closing Date in respect of Insurance Contracts intended to be reinsured by Purchasers minus
                                                                         -----
(vi) withdrawals and benefits paid after November 30, 1997 and prior to the Closing Date in respect of Insurance Contracts intended to be reinsured by Purchasers plus (vii) cash proceeds received by Sellers after November 30, 1997
           ----
and prior to the Closing Date from payments on policy loans to contract holders under Insurance Contracts which are intended to be reinsured by Purchasers minus
                                                                           -----
(viii) cash used to fund, after November 30, 1997 and prior to the Closing Date, policy loan advances to contract holders under Insurance Contracts which are intended to be reinsured by Purchasers plus (ix) cash payments received by
                                       ----
Sellers after November 30, 1997 and prior to the Closing Date, in respect of receivables relating to the Business minus (x) premium taxes, guaranty fund
                                     -----
assessments that would not be Retained Liabilities and similar charges incurred by Sellers in respect of the Business after November 30, 1997 and prior to the Closing Date minus (xi) commissions incurred after November 30, 1997 and prior
             -----
to the Closing Date in respect of Insurance Contracts intended to be reinsured by Purchasers (the amount of such commissions to be determined utilizing the commission schedule attached to the Reinsurance Agreements) minus (xii) other
                                                            -----
expenses of administering the Business after November 30, 1997 and prior to the Closing Date (such expenses to be determined on a basis consistent with the schedule of fees for services to be rendered by Provident and the Sellers pursuant to the Transition Services Agreement).

     1.4  POST-CLOSING ADJUSTMENTS.
          ------------------------

          (a) Provident shall, on or before the date that is 60 days after the Closing Date, prepare a proposed reconciliation of Net Cash From the Business through the Closing Date (the "Reconciliation") and a certification of the treasurer of Provident that all items on the Reconciliation were determined in good faith by Sellers and were based upon the books and records of Sellers. Promptly after its preparation, Provident shall deliver copies of the Reconciliation to Parent. Parent shall have the right to review the Reconciliation and comment thereon for a period of 45 days after receipt thereof. Provident and Sellers agree that Parent and its accountants may have access to the accounting records of Provident and Sellers relating to the preparation of the Reconciliation for the purpose of conducting their review. Any changes in the Reconciliation that are agreed to by Parent and Provident within such 45-day-period shall be incorporated into a final reconciliation of Net Cash From the Business through the Closing Date (the "Final Reconciliation"). In the event that Purchasers and Provident are unable to agree on the manner in which any item or items should be treated in the preparation of the Final

Reconciliation within such 45-day period, separate written reports of such item or items shall be made in concise form and shall be referred to such independent accounting firm as Parent and Provident shall mutually designate (the firm making such determination is referred to herein as the "Third Party Accountant"). The Third Party Accountant shall determine as promptly as practicable the manner in which such item or items shall be treated on the Final Reconciliation; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Provident and Parent, respectively. The determinations by the Third Party Accountant as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Reconciliation. The fees, costs and expenses of retaining the Third Party Accountant shall be shared equally by the parties. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Reconciliation), Provident shall prepare the Final Reconciliation and shall deliver copies of such Reconciliation and such calculation to Parent.

          (b) In the event the amount of Net Cash From the Business reflected on the Final Reconciliation exceeds the amount of Net Cash From the Business reflected on the Preliminary Reconciliation, Sellers shall transfer to Purchasers additional cash equal to the amount of such difference. In the event the amount of Net Cash From the Business reflected on the Preliminary Reconciliation exceeds the amount of Net Cash From the Business reflected on the Final Reconciliation, Sellers shall transfer to Purchasers additional cash equal to the amount of such difference. Any transfer of cash required under this
Section 1.4 shall be made within ten Business Days of the date of the delivery of the Final Reconciliation to Purchasers, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

     1.5  CEDING COMMISSION.
          -----------------

          (a) The ceding commission is $58,000,000 (the "Ceding Commission").

          (b) Not later than March 31, 1999, Parent shall deliver to Provident a written statement (the "Reserves Statement") setting forth the amount of General Account Reserves relating to the individual annuity Business as of November 30, 1998 (the "Final Annuity Reserves"), which Final Annuity Reserves shall be determined in accordance with Applicable SAP applied consistently with, and using the methodologies used in determining, the General Account Reserves of the individual annuity Business included in the Transferred Reserves (the "Transferred Annuity Reserves"). Provident shall have the opportunity to review the Reserves Statement and Parent shall make available its personnel and relevant work papers as reasonably requested by Provident in connection with such review, for a period not to exceed 15 Business Days following delivery of the Reserves Statement. Any changes in the Reserves Statement that are agreed to by Parent and Provident within such 15-Business-Day period shall be incorporated into a final Reserves Statement (the "Final Reserves Statement"). If Parent and Provident are unable to agree with respect to the amount of Final Annuity Reserves included in the Final Reserves Statement, they shall submit the dispute to the Independent Actuary, whose determination of the amount of Final Annuity Reserves shall be final and binding and reflected in the Final Reserves Statement;

provided, that such amount shall be within the range of dollar amounts proposed by Parent and Provident, respectively.

          (c) If (i) the amount of Final Annuity Reserves shown on the Final Reserves Statement exceeds 97.45% of the amount of Transferred Annuity Reserves, Parent shall pay to Provident an amount in cash equal to the percentage increase in such reserves multiplied by the Ceding Commission, and if (ii) the amount of Final Annuity Reserves shown on the Final Reserves Statement is less than 97.45% of the amount of Transferred Annuity Reserves, Provident shall pay to Parent an amount in cash equal to the percentage decrease in such reserves multiplied by the Ceding Commission. In no event shall the payment required by the preceding sentence exceed 20% of the Ceding Commission. Any such payment shall be made within ten Business Days of the date of resolution of all disputed items (or, if there is no dispute, after the parties reach agreement on the amount of Final
Annuity Reserves included in the Final Reserves Statement).   Any transfer of
cash required under this Section 1.5 shall be made within ten Business Days of the date of the delivery of the Final Reconciliation to Purchasers, together with interest thereon from and including November 30, 1997 to but not including the date of such transfer, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997.

          (d) Notwithstanding the foregoing, no payment shall be made to the extent that increases or decreases in the Final Annuity Reserves as shown on the Final Reserves Statement are directly attributable to (i) Insurance Contracts not transferred to Purchasers pursuant to this Agreement, (ii) Insurance Contracts where the customer has lapsed but has replaced its policy or contract with another comparable policy or contract issued by a Purchaser or an Affiliate of a Purchaser, (iii) Insurance Contracts issued after November 30, 1997, or
(iv) Insurance Contracts that are not individual annuity Insurance Contracts.

     1.6  CLOSING DELIVERIES.
          ------------------

          (a) At the Closing, Sellers shall execute (where appropriate) and deliver to Purchasers the following:

          (i)  the Reinsurance Agreements;

          (ii) the Administrative Services Agreements;

          (iii)  the General Assignment and Assumption Agreements;

          (iv)  the Bills of Sale;

          (v) evidence of compliance with the requirements of the HSR Act;

          (vi) evidence of receipt of the Permits described on Exhibit 5 from the Insurance Departments of the States of Tennessee, Delaware, New York and California and the Commonwealth of Massachusetts; and

          (vii) evidence of compliance with any state pre-acquisition notification acts from which no exemption is available.

      (b) At the Closing, PNAC and PRV shall execute and deliver to VALIC the Separate Account Transfer Agreements and the Separate Account Administration Agreements.

      (c) At the Closing, Provident and Sellers shall execute and deliver to Purchasers the following:

          (i)    the Transition Services Agreement;

          (ii)   the License Agreement;

          (iii)  the Marketing Agreements; and

          (iv) a certificate of an executive officer of Provident, dated the Closing Date, representing and warranting to the effect that (A) the person signing such certificate is familiar with the provisions of this Agreement and (B) the conditions specified in Article 5 have been satisfied.

      (d) At the Closing, Purchasers shall execute (where appropriate) and deliver to Sellers the following:

          (i)    the Reinsurance Agreements;

          (ii)   the Administrative Services Agreements;

          (iii)  the General Assignment and Assumption Agreements;

          (iv)   evidence of compliance with the requirements of the HSR Act;
   and

          (v) evidence of compliance with any state pre-acquisition notification requirements from which no exemption is available.

      (e) At the Closing, VALIC shall execute and deliver to PNAC and PRV the Separate Account Transfer Agreements and the Separate Account Administration Agreements.

      (f) At the Closing, Purchasers shall execute and deliver to Provident and Sellers the following:

          (i)    the Transition Services Agreement;

          (ii)   the License Agreement;

          (iii)  the Marketing Agreements; and

          (iv) a certificate of an executive officer of each Purchaser, dated the Closing Date, representing and warranting to the effect that (A) the person signing such certificate is familiar with the provisions of this Agreement and (B) the conditions specified in Article 6 have been satisfied.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF PROVIDENT AND SELLERS
            -------------------------------------------------------

     Provident and each Seller hereby represent and warrant to Purchasers as follows (it being understood that each Seller hereby makes only those representations and warranties that specifically relate to it):

     2.1  ORGANIZATION, STANDING AND AUTHORITY OF PROVIDENT AND EACH SELLER.
          -----------------------------------------------------------------
Each of Provident and PRPL is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its operations as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Seller Material Adverse Effect. Each of PLA and PNAC is duly organized, validly existing and in good standing under the laws of Tennessee and has all requisite power and authority to carry on the operations of the Business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Seller Material Adverse Effect. Each of PRL and PRV is duly organized, validly existing and in good standing under the laws of Massachusetts and has all requisite power and authority to carry on the operations of the Business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Seller Material Adverse Effect. Each of Provident and each Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Seller Material Adverse Effect.

     2.2  AUTHORIZATION.  Each of Provident and the Sellers has all requisite
          -------------
power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by Provident and each Seller of this Agreement and the Ancillary Agreements to be executed by them, and the performance by Provident and each Seller of their respective obligations under such agreements, have been duly authorized by all necessary corporate action on the part of Provident and each Seller. This Agreement has been duly executed and delivered by Provident and by each Seller, and on the Closing Date the Ancillary Agreements executed by Provident and/or each Seller will be duly executed and delivered by Provident and/or each Seller, as appropriate; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement and the Ancillary Agreements executed by Provident and/or each Seller will, upon due execution and delivery, be valid and binding obligations of Provident and/or each Seller, as the case may be, enforceable against Provident and/or each Seller in accordance with their respective terms. Notwithstanding the foregoing, the obligation of Provident and each Seller to execute any Ancillary Agreement shall be subject to the terms and conditions of this Agreement.

     2.3  ACTIONS AND PROCEEDINGS.  There are no outstanding Orders by or with
          -----------------------
any court, governmental agency, regulatory body or arbitration tribunal before which Provident or any Seller was a party that, individually or in the aggregate, have a Seller Material Adverse Effect. There are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of Provident or Sellers, threatened against Provident or any Seller, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Seller Material Adverse Effect.

     2.4  NO CONFLICT OR VIOLATION.  The execution, delivery and performance by
          ------------------------
Provident and each Seller of this Agreement and the Ancillary Agreements to which any of them may become a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of the charter, bylaws or other organizational documents of Provident or any Seller, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract relating to or arising in connection with the Business to which Provident or any Seller is a party or by or to which Provident or any Seller or any of their respective assets or properties may be bound or subject, except for such violations, conflicts, breaches or modifications that would not, individually or in the aggregate, have a Seller Material Adverse Effect, (c) violate any Order against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Provident or any Seller in connection with the Business, except for such violations that would not, individually or in the aggregate, have a Seller Material Adverse Effect, (d) subject to obtaining the Permits referred to in Section 2.5, violate any statute, law or regulation of any jurisdiction, except for such violations that would not, individually or in the aggregate, have a Seller Material Adverse Effect, or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any Permit related to the Business, except for such breaches, violations, defaults, impairments or revocations that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

     2.5  GOVERNMENTAL CONSENTS AND APPROVALS.  Except as required under the HSR
          -----------------------------------
Act and except for required Permits of and filings with applicable insurance or securities regulatory authorities, the execution, delivery and performance by Provident and each Seller of this Agreement and the Ancillary Agreements to which any of them is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require any of Provident or any Seller to obtain any Consent of, make any filing with, or give any notice to, any governmental or regulatory body.

     2.6  COMPLIANCE WITH LAWS.  Except with respect to those violations, if
          --------------------
any, which would not, individually or in the aggregate, have a Seller Material Adverse Effect, (i) none of the Sellers nor the Seller Separate Accounts is in violation of any Law or Order applicable to the Business nor, to the knowledge of Sellers, has any Seller received any written notice that any such violation is being alleged and (ii) without limiting the generality of the foregoing, in connection with Sellers' most recently completed or any ongoing quinquennial or triennial examination, no Seller has, to the knowledge of Sellers, received any notice, nor, to the knowledge of Sellers, is any Seller aware of the intention to send any notice, from any state regulatory authority alleging any violation of any such Law or Order or directing any Seller to take any remedial action with respect to such Law or Order, in either case relating to the Business.

     2.7  PERMITS, LICENSES AND FRANCHISES.  Schedule 2.7 lists (i) all
          --------------------------------
jurisdictions in which Sellers are licensed to issue the Insurance Contracts and
(ii) the lines of business in connection with the Business which Sellers are authorized to transact in each such jurisdiction. Each Seller has been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Contracts that it is currently writing, and was duly authorized to issue the Insurance Contracts that it is not currently writing at the time such Insurance Contracts were issued, in the respective states in which it conducts the Business, except for authorizations the failure of which to have would not, individually or in the aggregate, have a Seller Material Adverse Effect. Except as set forth on Schedule 2.7, each Seller has all other Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted and all such Permits are valid and in full force and effect, except where the failure to have such a Permit would not, individually or in the aggregate, have a Seller Material Adverse Effect.

     2.8  INSURANCE CONTRACTS.
          -------------------

          (a) The forms of Insurance Contracts available for issuance, and the states in which such forms are authorized for issuance, on the date hereof are listed on Schedule 9.1(C) and are specifically identified on such Schedule. All Insurance Contracts as now in force are in all respects, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto, except where the failure to have such approval or non-objection or the failure to so comply would not, individually or in the aggregate, have a Seller Material Adverse Effect. At the time any Seller paid commissions to any broker or agent within the past 36 months in connection with the sale of Insurance Contracts, each such broker or agent was duly licensed as an insurance broker (for the type of business sold by such broker) or agent in the particular jurisdiction in which such broker or agent sold such business for Seller, and no such broker or agent violated (or with or without notice or lapse of time or both would have violated) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business, except where the failure to be so licensed or any such violation would not, individually or in the aggregate, have a Seller Material Adverse Effect. Neither the manner in which any Seller compensates any Person involved in the sale or servicing of Insurance Contracts that is not registered as a broker-dealer or insurance agent, as applicable, nor, to the knowledge of Sellers, the conduct of any such Person, renders such Person a broker-dealer or insurance agent under any applicable federal or state law, and the manner in which any Seller compensates each Person involved in the sale or servicing of Insurance Contracts is in compliance with all applicable federal or state laws except where such manner of compensation or conduct having such effect or the failure to be so in compliance would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (b) Each Seller and Provident (with respect to the Business) has implemented procedures and programs which are reasonably designed to provide assurance that its respective agents and employees are in material compliance with all Laws, including without limitation, advertising, licensing and sales practices laws, regulations, directives, bulletins and opinions of governmental authorities, except for non-compliances that, individually or in the aggregate, have not had and would not have a Seller Material Adverse Effect. Each Seller and Provident (with respect to the Business) has previously made available to Purchaser a true, complete and correct copy of its compliance program and procedures referred to in the preceding sentence, and, except as previously disclosed in this Agreement or any Schedule to this Agreement, neither Provident nor any Seller has knowledge of any noncompliance therewith, except for instances of noncompliance which, individually or in the aggregate, have not had and would not have a Seller Material Adverse Effect.

          (c) Each Seller has at all times since January 1, 1987, maintained records which in all material respects accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure in all material respects that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with applicable statutory accounting requirements.

          (d) Except as set forth on Schedule 2.8(A), to the knowledge of
Sellers:

          (i) to the extent that by operation of law or written agreement or otherwise any Seller is legally responsible therefor, (A) the terms of each Qualified Contract and the administration and operation thereof and of any plan or arrangement funded in whole or in part through any such Qualified Contract comply, and at all relevant times have complied, in all material respects with the applicable provisions of the Code and ERISA and (to the extent such plan is intended by the Contract holder to limit fiduciary responsibility in accordance with section 404(c) of ERISA) comply, and at all relevant times have complied, in all material respects with all applicable requirements for limiting fiduciary responsibility under section 404(c) of ERISA; (B) contributions or payments to each such Qualified Contract which are intended to be nontaxable are not taxable; and (C) plan or contract loans made under such Qualified Contracts were neither prohibited transactions nor taxable when made or at any time thereafter, except with respect to taxable defaults in repayment of such plan or contracts loans; and

          (ii) neither any Seller nor any of their Affiliates is legally responsible, by operation of law, written agreement or otherwise, for testing, determining or otherwise ensuring compliance under sections 401(a), 403(a), 403(b), 408 and 457 of the Code or otherwise administering or providing administrative services of any nature to any plan or arrangement funded in whole or in part through any such Qualified Contract.

     2.9  REGULATORY FILINGS.  Except as listed on Schedule 2.9, each Seller has
          ------------------
filed or will prior to Closing file all reports, statements, documents, registrations, filings or submissions required to be filed by such Seller, and the Seller Separate Accounts with any governmental or regulatory body to the extent they relate to the Business, except where the failure to make such filings would not, individually or in the aggregate, have a Seller Material Adverse Effect. Except as listed on Schedule 2.9, all such registrations, filings and submissions were or will be in compliance in all material respects with applicable law when filed or as amended or supplemented, and, to the knowledge of Sellers, no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied.

     2.10 REINSURANCE.  To the knowledge of Sellers, (a) there are no
          -----------
agreements, written or oral, pursuant to which any Seller cedes or retrocedes risks assumed under the Insurance Contracts and (b) there are no Insurance Contracts which are agreements of assumed reinsurance.

     2.11 SELLER SEPARATE ACCOUNTS.  Each of the Seller Separate Accounts is
          ------------------------
duly and validly established and maintained in all material respects under applicable Laws and the assets of the Seller Separate Accounts are not chargeable with liabilities arising out of any other business that any Seller or Provident may conduct. Each of the Seller Separate Accounts is duly registered as an investment company under the 1940 Act (or exempt from such registration). Except as listed on Schedule 2.11, each of the Seller Separate Accounts is and has been operated in compliance with the 1940 Act in all material respects, and each Seller has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for the operations of the Seller Separate Accounts. The Insurance Contracts under which the Seller Separate Account assets are held are duly and validly issued and were sold pursuant to an effective registration statement under the Securities Act and any applicable state securities laws and each such registration statement is currently in effect to the extent necessary to allow Seller to receive contributions under such contracts. Each Seller, as appropriate, has filed each prospectus and statement of additional information, as amended or supplemented, under which the Seller Separate Accounts assets are held that are required to be filed, and each such prospectus and statement of additional information, as of its respective mailing date or date of use, complied in all material respects with applicable securities laws.

     2.12 TRANSFERRED ASSETS.  Each Seller has good and marketable title to all
          ------------------
assets included within the Transferred Assets (other than cash and the Transferred Contracts), free of any lien, encumbrance, restriction, claim, charge, or defect of title, except for any liens, encumbrances, restrictions, claims, charges or defects of title whose effect on the value of the relevant Transferred Asset will be collectively reflected in the Agreed Value thereof.

     2.13 ASSIGNED AND ASSUMED CONTRACTS.  Each of the Assigned and Assumed
          ------------------------------
Contracts is valid, binding and in full force and effect according to its terms as against each Seller party thereto and, to the knowledge of Sellers, the other party or parties thereto; and is freely assignable to Purchasers pursuant to this Agreement and the General Assignment and Assumption Agreement without notice to or Consent of any Person. No Seller nor, to the knowledge of Sellers, any other party to any such contract is in default with respect to any such contract or such other agreement, except for any such default that would not, individually or in the aggregate, have a Seller Material Adverse Effect. To the knowledge of Sellers, there are no contracts, agreements, commitments or arrangements to which any Seller or Provident is a party, or which is binding upon any Seller or Provident, that restrict the right of any Seller or Provident to change the crediting rates and other non-guaranteed elements under the Insurance Contracts, other than pursuant to the terms of the Insurance Contracts.

   2.14   TAX MATTERS.  Except for inaccuracies the effect of which would not
          -----------
have a Seller Material Adverse Effect:

          (a) The assets of the Seller Separate Accounts are and have been adequately diversified at all times within the meaning of section 817(h) of the Code;

          (b) Each Insurance Contract complies with the requirements of section 72 of the Code;

          (c) To the knowledge of Sellers, there are no "hold harmless," tax sharing, indemnification, or similar arrangements regarding the Tax qualification or treatment of any Insurance Contracts;

          (d) Each Seller is or is treated for all federal income Tax purposes as the owner of the assets underlying each variable Insurance Contract issued, entered into, or sold by Seller; and

          (e) Each Seller has complied in all material respects with all applicable reporting, withholding and disclosure requirements under the Code, ERISA and other applicable law, including those regarding distributions, with respect to the Insurance Contracts and has reported the distributions under such contracts in accordance with section 72 of the Code in all material respects.

   2.15   GAAP FINANCIAL STATEMENTS.  On or prior to the date hereof, Provident
          -------------------------
has delivered to Parent true, correct and complete copies of (a) audited consolidated balance sheet of Provident and its Subsidiaries as of December 31, 1996, prepared in accordance with GAAP, together with the notes thereon and the related report of Ernst & Young LLP, the independent certified public accountant of Provident, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of Provident and its Subsidiaries for the year ended December 31, 1996, together with the notes thereon and the related report of Ernst & Young LLP (collectively, the "Provident Financial Statements"). Provident has delivered to Parent a true, correct and complete copy of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of Provident and its Subsidiaries for the quarter ended September 30, 1997 (the "Interim Financial Statements"). The Provident Financial Statements and the Interim Financial Statements are based on the books and records of Provident and its Subsidiaries, and the Provident Financial Statements and the Interim Financial Statements have been prepared in accordance with GAAP (subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments) consistently applied, and fairly present in all material respects the consolidated financial position and results of operations of Provident and its Subsidiaries as of the date and for the period indicated therein.

  2.16  STATUTORY STATEMENTS.  Provident has previously delivered to Parent
        --------------------
true, complete and correct copies of the Annual Statements of the Sellers as filed with the Tennessee, Delaware and Massachusetts Insurance Departments for the years ended December 31, 1996 and 1995, together with all audits and schedules thereto and the actuarial opinions applicable to the Business for such years and supporting actuarial memoranda for the year ended December 31, 1996 only. Provident has previously disclosed to Purchaser a true, complete and correct copy of the Quarterly Statement of the Sellers as filed with the Tennessee, Delaware and Massachusetts Insurance Departments, for the quarter ended September 30, 1997, together with all exhibits and schedules thereto.

  2.17  CERTAIN ADDITIONAL FINANCIAL INFORMATION  Provident has previously
        ----------------------------------------
delivered to Parent the combined balance sheets and income statements for the Business described in Schedule 2.17 (the "Additional Statutory Information"). The Additional Statutory Information was prepared in good faith by Provident in accordance with Applicable SAP consistently applied for the purpose of the sale of the Business, and fairly represents in all material respects the financial position of the Business for the periods and as of the date stated therein, respectively, and the results of operations of the Business for the periods reflected therein. Provident also has previously delivered to Parent certain pro forma projected financial information for the Business described in Schedule
2.17 (the "Projections"), which Projections were prepared in good faith by Provident in accordance with GAAP consistently applied for the purpose of the sale of the Business.

  2.18  ACTUARIAL APPRAISAL.  To the knowledge of Sellers, the Actuarial
        -------------------
Appraisal of Provident's Individual Annuity Business and Guaranteed Interest Contracts ("GICs") Business, dated as of June 30, 1997, (i) reflected only (x) the GICs and insurance contracts written in Canada which are not included in the Insurance Contracts, and (y) insurance policies and annuity contracts issued by Sellers that would have constituted Insurance Contracts if in effect on the date hereof and (ii) was prepared in accordance with Actuarial Standards of Practice numbers 14 and 19, as they apply to actuarial appraisals, and Applicable SAP, consistently applied.

  2.19  CONDUCT OF BUSINESS.  Except as expressly contemplated or required by
        -------------------
this Agreement, since December 31, 1996, each Seller has generally conducted the Business only in the ordinary course consistent with its past practices and there has not been any material change in the underwriting, pricing, actuarial, reserving, investment, sales, marketing or agency practices or policies of the Business.

  2.20  ABSENCE OF CERTAIN CHANGES.  Since December 31, 1996, there has been
        --------------------------
no adverse change in mortality or lapse experience, or any damage, destruction, loss or other event or condition of any character (whether or not in the ordinary course of business), other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Business but also affect other Persons who participate or are engaged in lines of business similar to the Business and that, individually or in the aggregate, is likely to have a Seller Material Adverse Effect.

     2.21 OTHER SALE ARRANGEMENTS.  Neither Provident nor any Seller is
          -----------------------
obligated or liable, contingently or otherwise, for or with respect to negotiations, letters of intent or commitments for the sale of all or any part of the Business (except in the ordinary course of business) to any Persons other than Purchasers.

     2.22 BROKERAGE AND FINANCIAL ADVISERS.  No broker, finder or financial
          --------------------------------
adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Provident, any Seller or their respective Affiliates in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASERS
            -------------------------------------------------------

     Parent and each Purchaser hereby represent and warrant to Provident and each Seller as follows:

     3.1  ORGANIZATION AND STANDING.  Parent and each  Purchaser is a
          -------------------------
corporation duly organized and validly existing under the laws of the State of Texas and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where such authority is not material to such operations.

     3.2  AUTHORIZATION.  Parent and each  Purchaser has all requisite power and
          -------------
authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by Parent and Purchasers of this Agreement and the execution and delivery of the Ancillary Agreements to be executed by Purchasers, and the performance by each of them of their obligations under such agreements, have been or, in the case of WNL and VALIC, will be as soon as practicable after execution of this Agreement, duly authorized. This Agreement has been duly executed and delivered by Parent and Purchasers, and on the Closing Date the Ancillary Agreements executed by Purchasers will be duly executed and delivered by such Purchaser; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements executed by each Purchaser will, upon due execution and delivery, be valid and binding obligations of Parent and Purchasers, respectively, enforceable against Parent or Purchasers, as appropriate, in accordance with their respective terms. Notwithstanding the foregoing, the obligation of each Purchaser to execute any Ancillary Agreement shall be subject to the terms and conditions of this Agreement.

     3.3  ACTIONS AND PROCEEDINGS.  There are no outstanding Orders by or with
          -----------------------
any court, governmental agency, regulatory body or arbitration tribunal before which either Purchaser was a party that, individually or in the aggregate, have a Purchaser Material Adverse Effect. There are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of Purchasers, threatened against either Purchaser, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Purchaser Material Adverse Effect.

     3.4  NO CONFLICT OR VIOLATION.  The execution, delivery and performance by
          ------------------------
Parent and each Purchaser of this Agreement and the execution, delivery and performance by each Purchaser of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of the charter, bylaws or other organizational document of Parent or either Purchaser, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which Parent or either Purchaser is a party or by or to which either of them or any of their respective assets or properties may be bound or subject, except for such violations, conflicts, breaches or modifications that would not, individually or in the aggregate, have a Purchasers Material Adverse Effect, (c) violate any Order against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Parent or either Purchaser, except for such violations that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect, (d) violate any statute, law or regulation of any jurisdiction except for such violations that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect, or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to Parent's or either Purchaser's business or necessary to conduct the Business, except for any violation, conflict, breach or default that would individually or in the aggregate, have a Purchaser Material Adverse Effect.

     3.5  GOVERNMENTAL CONSENTS AND APPROVALS.  Except as required under the HSR
          -----------------------------------
Act and except for required Permits of applicable insurance regulatory authorities, the execution, delivery and performance by Parent and Purchasers of this Agreement, and the execution, delivery and performance by Purchasers of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require either of Parent or Purchasers to obtain any Consent of, make any governmental filing with or give any notice to, any Person, except for such Consents, filings or notices the failure of which to obtain, make or give, as the case may be, would not individually or in the aggregate have a Purchaser Material Adverse Effect.

     3.6  COMPLIANCE WITH LAWS.  Except with respect to those violations, if
          --------------------
any, that will be cured by Parent and Purchasers prior to, or by the act of, Closing or which individually or in the aggregate would not have a Purchaser Material Adverse Effect, neither Purchaser is in violation of any applicable Laws or Orders nor has either Purchaser received any written notice that any such violation is being alleged.

     3.7  PERMITS, LICENSES AND FRANCHISES.  Schedule 3.7 lists (i) all
          --------------------------------
jurisdictions in which each Purchaser is licensed to transact an insurance business and (ii) the lines of such business that each Purchaser is authorized to transact in each such jurisdiction. Except as listed on Schedule 3.7, each Purchaser has all Permits necessary to conduct the Business in the manner and in the jurisdictions in which the Business is presently being conducted, and all such Permits are valid and in full force and effect, except where the failure to have such a Permit would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Except as listed on Schedule 3.7, neither Purchaser has engaged in any activity which would cause revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened.

     3.8  ABSENCE OF CERTAIN CHANGES.  Except as expressly contemplated or
          --------------------------
required by this Agreement, since December 31, 1996, there has not been (i) any change in the business, operations, condition (financial or otherwise), results of operations, properties, prospects or assets of either Purchaser or (ii) in the ability of either Purchaser to consummate the transactions contemplated hereby or in any Ancillary Agreement, in either case that has had or is likely to have a Purchaser Material Adverse Effect.

     3.9  BROKERAGE AND FINANCIAL ADVISERS.  No broker, finder or financial
          --------------------------------
adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Parent or either Purchaser in connection with this Agreement or the transactions contemplated hereby.

     3.10 QUALIFIED INSTITUTIONAL BUYER.  Each Purchaser is a "qualified
          -----------------------------
institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act. Each Purchaser hereby acknowledges that Sellers may be relying, with respect to the transfer of Investment Assets, on the exemption from the registration provisions of the Securities Act provided by Rule 144A.

     3.11 SUFFICIENT FUNDS.  Either Purchasers or Parent has or will have at
          ----------------
Closing sufficient funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and to pay all fees and expenses related to the transactions contemplated.

     3.12 WNC ACQUISITION.  Parent has provided to Provident a true and correct
          ---------------
copy of the Agreement and Plan of Merger, dated as of September 11, 1997, (the "WNC Agreement") by and among Parent, Astro Acquisition Corp. and Western National Corporation, the parent company of WNL ("WNC"), pursuant to which WNC will become a wholly owned subsidiary of Parent (the "WNC Acquisition"). Parent knows of no reason which would reasonably be expected to cause the WNC Acquisition not to be consummated prior to the date specified in Section 8.1(e).


                                   ARTICLE 4
                                   COVENANTS
                                   ---------

     4.1  CONDUCT OF BUSINESS.
          -------------------

          (a) Prior to the earlier of the Closing or termination of this Agreement, except as expressly provided in this Agreement, without the prior written consent of Parent, each Seller shall (i) in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice (including but not limited to past underwriting standards), (ii) use commercially reasonable best efforts to preserve the value of the Business and (iii) use commercially reasonable best efforts to preserve their relationships with and the goodwill of their agents, brokers, customers, suppliers, employees and other Persons having business dealings with any Seller.

          (b) Without limiting the generality of Section 4.1(a), and except as otherwise expressly provided in this Agreement, prior to the earlier of the Closing or termination of this Agreement, no Seller will, without the prior written consent of Parent:

               (i) enter into any contract that would constitute an Assigned and Assumed Contract, other than in the ordinary course of business consistent with past practice;

               (ii) acquire or dispose of any asset that would constitute a Transferred Asset if owned by any Seller at Closing, other than acquisitions or dispositions in the ordinary course of the Business;

               (iii) change any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) employed with respect to the Business, except as may be required as a result of a change in law, SAP or guidelines issued by the Commission or its accounting staff;

               (iv) change the method of determining the SAP reserves with respect to the Business for any guaranty fund assessment, special insurance assessment or similar assessment or tax;

               (v) pay, discharge or satisfy any material claims, liabilities or obligations associated with the Business (absolute, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of the Business consistent with past practice;

               (vi) enter into any reinsurance contract relating to the Business, other than in the ordinary course of business consistent with past practice;

               (vii) take or cause to be taken any action that would result in such Seller's Seller Separate Accounts to be managed other than in the ordinary course consistent with past practice in all material respects; or

               (viii) agree in writing or otherwise to take any of the actions described above in this Section 4.1(b).

          (c) Prior to Closing, each Seller shall notify Parent as promptly as practicable of any event or transaction having a Seller Material Adverse Effect.

     4.2  CERTAIN TRANSACTIONS.  From the date of this Agreement through the
          --------------------
Closing, neither Provident nor any Seller nor any of their respective officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with, any Person or group (other than Purchasers and their Affiliates and their respective representatives) concerning any direct or indirect sale or other disposition of the Business.

     4.3  INVESTIGATIONS; PRE-CLOSING ACCESS.
          ----------------------------------

          (a) Prior to the Closing Date, Parent and Purchasers shall be entitled, through their employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Business, and such examination of the Books and Records, as Parent and Purchasers may reasonably request. Any investigation, examination or interview by Parent or Purchasers of Sellers' employees and agents or access pursuant to any of the provisions of this Section 4.3(a) shall be conducted or occur at reasonable times upon reasonable prior notice; and each of the parties hereto and its employees and representatives, including counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

          (b) In addition, prior to the Closing Date, Provident and each Seller shall provide Parent and Purchasers with full and complete access to every aspect of the Business, subject only to any applicable legal limitations. Without limiting the generality of the foregoing, Provident and each Seller shall (i) provide Parent and Purchasers with access to individuals reasonably specified by Parent or Purchasers to plan the transition of the Business to Purchasers, (ii) designate certain individuals (subject to Parent's reasonable approval) to serve as members of a Provident/Parent transition team and cause such individuals to devote reasonable time to transition matters, (iii) devote reasonable resources to transition matters (such resources to include office accommodations and related facilities for a substantial and continuing presence of Parent's transition team members on Sellers' premises), (iv) cooperate with Parent and Purchasers in connection with their filing of policy and contract forms to enable Purchasers to issue policies and contracts substantially similar to those included in the Business, (v) consult with Parent and Purchasers regarding Seller's development work pertaining to systems, products, distribution and customer and producer services, and (vi) cooperate with Parent and Purchasers in their development work pertaining to systems, products, distribution and customer and producer services.

          (c) Prior to the Closing Date, Provident and each Seller shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of Purchasers as Provident or such Seller may reasonably request. Any such investigation or examination shall be conducted at reasonable times upon reasonable prior notice; and each of the parties hereto and its employees and representatives, including counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

          (d) Notwithstanding any other provisions of this Section 4.3, Purchasers and Provident shall cooperate in implementing the provisions of this
Section 4.3 so as not to prevent or interfere with Sellers' compliance with
Section 4.1.

     4.4  POST-CLOSING ACCESS.
          -------------------

          (a) Following the Closing Date, Provident and each Seller shall (i) allow Purchasers, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at Purchasers expense, to examine and make copies of any books and records retained by Sellers, to the extent they relate to the Business, for any reasonable business purpose, including the preparation or examination of Purchasers Tax returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date and (ii) maintain such books and records for Purchasers examination and copying, subject to Provident's or such Seller's general document retention policies, which have been described to Purchasers. Access to such books and records shall be at Purchasers expense and may not unreasonably interfere with Seller's or any successor company's business operations.

          (b) Following the Closing Date, Purchasers shall (i) allow Provident and each Seller, upon reasonable prior notice and during regular business hours, through its employees and representatives, the right, at Provident's or such Seller's expense, as applicable, to examine and make copies of the Books and Records transferred to Purchasers, respectively, at the Closing for any reasonable business purpose, including the preparation or examination of Tax returns, regulatory filings and financial statements and the conduct of any litigation or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened, and (ii) maintain such Books and Records for Seller's examination and copying, subject to Purchasers general document retention policies, which have been described to Provident. Access to such Books and Records shall be at Provident's or such Seller's expense, as applicable, and may not unreasonably interfere with Purchasers' or any successor company's business operations.

     4.5  CONFIDENTIALITY.  Each party hereto (with Provident and Sellers, on
          ---------------
the one hand, and Parent and Purchasers, on the other hand, considered to be one party for purposes of this Section 4.5) will hold, and will use its best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary Consents of governmental or regulatory authorities required for consummation of the transactions contemplated hereby) or by other requirements of Law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Parent's or Purchasers use of documents and information concerning the Business furnished by Provident or a Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

     4.6  HSR ACT FILINGS.  Provident and Parent shall, as promptly as
          ---------------
practicable, file, or cause to be filed, Notification and Report Forms to be filed under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, and will use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Provident and Parent will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including any filings necessary under the provisions of the HSR Act.

     4.7  CONSENTS AND REASONABLE EFFORTS.  Each Purchaser and each Seller shall
          -------------------------------
cooperate and use commercially reasonable best efforts to obtain all Consents and agreements of, and to give and make all notices and filings with, any governmental authorities and regulatory agencies, necessary to Consent to the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, including the Permits described in Sections 5.3 and 6.3. Each Seller shall use commercially reasonable best efforts to obtain, and each Purchaser will cooperate with Seller in obtaining, all other Consents to the transactions contemplated by this Agreement and the Ancillary Agreements, and the Consents of third parties under contracts to be assigned. In the event third party Consents under contracts to be assigned cannot be obtained, Sellers shall have no obligation to provide or obtain comparable benefits for Purchasers, but shall, at the request of Purchasers, continue after the Closing to use commercially reasonable best efforts to obtain, and each Purchaser will cooperate with Seller in obtaining, all such Consents which have not been obtained. Each Purchaser will use commercially reasonable best efforts to obtain all Consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 3.4. The parties hereto agree to negotiate in good faith, and execute prior to, or in connection with the Closing, the Separate Account Transfer Agreements, the Separate Account Administration Agreements, the Transition Services Agreements, the Administration Services Agreements and the License Agreement.

     4.8  REPRESENTATIONS AND WARRANTIES.  From the date hereof through the
          ------------------------------
Closing Date, (a) Provident and each Seller shall use their respective commercially reasonable best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article 2 shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except for representations and warranties that are expressly stated to be made as of an earlier date, (b) Parent and each Purchaser shall use their respective commercially reasonable best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in
Article 3 shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (c) Sellers shall notify Purchasers promptly of any event, condition or circumstance known to Sellers occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by any Seller, and (d) Purchasers shall notify Provident promptly of any event, condition or circumstance known to Purchasers occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by either Purchaser.

     4.9  EXPENSES.  Except as otherwise specifically provided in this
          --------
Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that (a) Parent shall pay the cost of the filing fees in connection with all filings by any of the parties hereto with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby and (b) Purchasers shall bear the cost of obtaining required insurance regulatory Consents and Orders for the implementation of the Reinsurance Agreements from the State of Texas, (c) Sellers shall bear the cost of obtaining required Consents and Orders for the implementation of the Reinsurance Agreements from the States of Tennessee, Delaware and the Commonwealth of Massachusetts, and (d) Parent and Sellers shall each bear one-half of the cost of obtaining required Consents and Orders for the implementation of the Reinsurance Agreements from any States other than Texas, Tennessee, Delaware and the Commonwealth of Massachusetts.

     4.10 MARKETING AGREEMENTS.  The parties hereto agree to negotiate in good
          --------------------
faith, and execute prior to or in connection with the Closing, one or more marketing agreements, which marketing agreements shall (i) be effective as of the Closing, (ii) have terms consistent with the summary of terms attached hereto as Exhibit 4, and (iii) have such other terms as the parties may agree (the "Marketing Agreements").

     4.11 BANK ACCOUNTS AND LOCKBOXES.  Pursuant to the General Assignment and
          ---------------------------
Assumption Agreements, each Seller shall transfer to Purchasers the bank accounts and lockboxes of such Seller used solely in the operation of the Business. Each Seller shall execute such additional agreements and instruments as may be required by a particular bank to effectuate the transfer to Purchasers of such bank accounts and lockboxes.

     4.12 ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES.
          ----------------------------------------------------

          (a) Provident, each Seller and each Purchaser agree to allocate the Ceding Commission, the liabilities assumed by Purchasers hereunder and under the Ancillary Agreements, and all other capitalizable costs incurred in connection with the transactions described herein (collectively, the "Allocable Amount") among the Transferred Assets in accordance with this Section 4.12 for all purposes, including Tax and financial accounting purposes (giving effect to appropriate differences between tax and SAP reserves and appropriate allocation of the Ceding Commission).

          (b) For purposes of section 1060 of the Code, each Seller and Purchasers shall (i) make the allocation described in Section 4.12(a) in the manner described in Income Tax Regulations section 1.1060-1T, and (ii) file asset acquisition statements on Form 8594 (or any replacement or successor form) reflecting such allocation at the time, in the manner, and under the procedures described in such provision of the Income Tax Regulations.

          (c) As soon as practicable after the Closing Date, each Purchaser shall prepare a schedule reflecting the allocation of the Allocable Amount under
Section 4.12(b) in the manner described in Income Tax Regulations section 1.1060-1T and shall submit it to Provident. If, within 30 days of Provident's receipt of such schedule, Provident shall not have objected in writing to the determination of the Allocable Amount or to such allocation, the allocation shall be used by each Seller and Purchasers for purposes of Form 8594 (and any replacement or successor form) and all other federal income Tax purposes. If, within 15 days of any objection in writing to the determination of the Allocable Amount or to such allocation, Provident and Purchasers shall not have agreed in writing to the allocation under Section 4.12(b), any disputed aspects of the determination of the Allocable Amount or to such allocation shall be resolved by the Third Party Accountant within 30 days of the submission of the dispute to the Third Party Accountant by Provident or Purchasers. The decision of the Third Party Accountant shall be final, and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Provident and Purchasers.

          (d) Neither Provident, any Seller, Parent nor any Purchaser shall take any position before any Taxing Authority or otherwise (including in any Tax return) inconsistent with this Section 4.12 unless and to the extent required to do so pursuant to a determination (as defined in section 1313(a) of the Code or any similar provision of state, local or foreign law).

          (e) Sellers and Parent will comply with the following concerning the capitalization of certain policy expenses, pursuant to section 848 of the Code and Income Tax Regulations sections 1.848-1 and 1.848-2:

              (i) As used in this Section 4.12(e), the following terms shall have the following meanings:

                  (A) The term "party" will refer either to each Seller or to Purchasers, as appropriate. The term "parties" will refer to Sellers and Purchasers.

                (B) The term "Agreement" will refer to the Reinsurance Agreement between each Seller and each Purchaser.

                (C) Other terms used in this Section 4.12 are defined by reference to section 848 of the Code and Income Tax Regulation sections 1.848-1 and 1.848-2 as in effect on the Closing Date.

          (ii) Pursuant to the joint election set forth in section 1.848-2(g)(8) of the Income Tax Regulations, the party with net positive consideration for each taxable year will capitalize specified policy acquisition expenses with respect to the Agreement without regard to the general deductions limitation of section 848(c)(1) of the Code. The first taxable year for which the joint election will be effective is the tax year ending December 31, 1998. Both parties shall attach a joint schedule to their 1998 Federal income Tax Returns which identifies the Agreement for which the joint election has been made.

          (iii) Both parties shall exchange information pertaining to the amount of net consideration under the Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service. Such exchange of information will be made according to the following procedure:
   By May 15 of each year, each Seller will submit to Parent a schedule of its calculation of the net consideration under the Agreement for the preceding calendar year. That schedule will be accompanied by a statement signed by an officer of such Seller disclosing the amount of net consideration such Seller will report with respect to the Agreement in its Federal income Tax Return for the preceding calendar year. To ensure consistency, Parent will utilize that information in determining its net consideration with respect to the Agreement for its preceding taxable year. Parent will advise Sellers if they disagree with the calculations provided and the parties agree to act in good faith to resolve such differences amicably.

     4.13 FURTHER ASSURANCES.
          ------------------

          (a) Upon the terms and subject to the conditions herein provided, on and prior to the Closing Date each Purchaser and each Seller shall use all commercially reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

          (b) On and after the Closing Date, each Seller (as reasonably requested from time to time by any Purchaser) and Purchasers (as reasonably requested from time to time by any Seller) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including putting each of Purchasers in full possession and operating control of the Transferred Assets and the Business, and giving effect to the assumption of liabilities by Purchasers as contemplated hereby and thereby.

  4.14  WESTERN NATIONAL CORPORATION ACQUISITION.  Parent shall use its
        ----------------------------------------
commercially reasonable best efforts, subject to the terms and conditions of the WNC Agreement, to consummate the WNC Acquisition.

  4.15  TRANSITION TO PURCHASERS POLICY FORMS.  Commencing on the Closing
        -------------------------------------
Date, as requested in writing by Purchasers, each Seller shall issue contracts ("Post-Closing Contracts") of the type specified in Schedule 9.1(C) as products currently being issued and that are in effect on the Closing Date; provided, that such Seller shall not be required to issue contracts pursuant to this
Section 4.15 in any state if either Purchaser has obtained insurance department approval of its own forms in substitution for the Insurance Contracts in such state. Purchasers shall use their commercially reasonable best efforts to obtain the policy forms approvals referred to in the previous sentence as soon as is reasonably practicable after the date hereof.

  4.16  CREDITING RATES.  Each Seller shall adopt the crediting rates that shall
        ---------------
be prescribed by Purchasers and approved by Sellers, such approval not to be unreasonably withheld, for its respective business for the first quarter of 1998 and shall cooperate with Purchasers prior to Closing in determining the crediting rates to be applied thereafter.

  4.17  DISPOSITION OF PNAC AND PRV.  For so long as any Reinsurance Contracts
        ---------------------------
remain outstanding under any Reinsurance Agreements to which PNAC or PRV are party, Provident shall not, and shall not permit its Subsidiaries to, sell, transfer or otherwise dispose of a majority of the equity interest in PNAC or PRV, as applicable, to any Person (other than to Provident or any of its Affiliates) who at the time of such sale, transfer or disposition does not have a published A. M. Best rating of at least "A", without first obtaining the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.

  4.18  CERTAIN OTHER MATTERS.  The parties agree to take the actions specified
        ---------------------
in Schedule 4.18 with respect to the contracts described in Schedule 4.18.


                                   ARTICLE 5
         CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASERS TO CLOSE
         -------------------------------------------------------------

  The obligations of Parent and Purchasers under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by Purchasers to the extent permitted by Law:

  5.1   REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS.  Except for
        ---------------------------------------------------------
changes as may be permitted or required pursuant to the terms hereof, the representations and warranties of Provident and the Sellers contained in this Agreement shall be true and correct in all material respects and such representations and warranties as are qualified as to materiality shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct in all material respects or all respects, as the case may be, only as of such date or period. Provident and each Seller shall have performed and complied with all covenants and agreements required to be performed or complied with by Provident or such Seller under this Agreement prior to or concurrently with the Closing in all material respects.

     5.2  OTHER AGREEMENTS.  The Ancillary Agreements and each of the other
          ----------------
agreements and instruments contemplated hereby and thereby to which each Seller or Provident is a party shall have been duly executed and delivered by each Seller or Provident, as applicable, on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to each such Seller or Provident on the Closing Date, as applicable.

     5.3  GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS.
          --------------------------------------------------

          (a) All Permits and authorizations required by each Seller and Purchasers from governmental and regulatory bodies listed on Exhibit 5 shall have been obtained and shall be in full force and effect and without conditions or limitations which would have a material adverse effect on the Business as operated by Purchasers after the Closing Date and are unacceptable to Purchasers in the exercise of its reasonable business judgment, and Purchasers shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

          (b) The applicable waiting period under the HSR Act, including all extensions thereof, shall have expired or been terminated and Purchasers shall have been furnished with appropriate evidence, reasonably satisfactory to it, of such expiration or termination.

     5.4  POSSESSION OF ASSETS; INSTRUMENTS OF CONVEYANCE.  On the Closing Date,
          -----------------------------------------------
each Seller shall have delivered to Purchasers possession of the Transferred Assets to be transferred on the Closing Date and shall have transferred to Purchasers all of the right, title and interest of each such Seller in and to such assets as provided in this Agreement and the Ancillary Agreements.

     5.5  INJUNCTION.  There shall be no effective injunction, writ, preliminary
          ----------
restraining order or any other Order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

     5.6  WNC ACQUISITION.  The WNC Acquisition shall have been consummated.
          ---------------


                                   ARTICLE 6
          CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE
           -----------------------------------------------------------

     The obligations of Provident and Sellers under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by Provident to the extent permitted by Law:

     6.1  REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS.  Except for
          ---------------------------------------------------------
changes as may be permitted or required pursuant to the terms hereof, the representations and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects and such representations and warranties as are qualified as to materiality shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct in all material respects or all respects, as the case may be, only as of such date or period. Purchasers and Parent shall have performed and complied with all covenants and agreements required to be performed or complied with by Purchasers or Parent under this Agreement prior to or concurrently with the Closing in all material respects.

     6.2  OTHER AGREEMENTS.  The Ancillary Agreements and each of the other
          ----------------
agreements and instruments contemplated hereby and thereby to which Purchasers is a party shall have been duly executed and delivered by Purchasers on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to Purchasers on the Closing Date.

     6.3  GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS.
          --------------------------------------------------

          (a) All Permits required by each Seller and Purchasers from governmental and regulatory bodies listed on Exhibit 5 shall have been obtained and shall be in full force and effect and without conditions or limitations which would have a material adverse effect on the business of such Seller and are unacceptable to Provident in the exercise of its reasonable business judgment, and Provident shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

          (b) The applicable waiting period under the HSR Act, including all extensions thereof, shall have expired or been terminated and Provident shall have been furnished with appropriate evidence, reasonably satisfactory to it, of such expiration or termination.

     6.4  INJUNCTION.  There shall be no effective injunction, writ, preliminary
          ----------
restraining order or any other Order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.


                                   ARTICLE 7
                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and
          ------------------------------------------
warranties of the parties hereto contained in this Agreement and the Ancillary Agreements shall survive the execution and delivery hereof; provided that, except as set forth in the following sentence, the representations and warranties of the parties hereto herein shall terminate and expire on the second anniversary of the Closing Date, except for matters as to which a Claims Notice shall have been given pursuant to Section 7.3 or 7.4 by a party hereto prior to the applicable expiration date, which representations shall continue with respect to such matters until such matters have been finally decided, settled or adjudicated. The representations contained in Sections 2.1 and 2.2 shall survive until the expiration of all applicable statutes of limitations.

     7.2  OBLIGATION TO INDEMNIFY.
          -----------------------

          (a) Subject to the limitations set forth in this Article 7, from and after the Closing Date, each Seller (other than PNAC, PRV and PRPL) agrees to indemnify, defend and hold harmless Parent and Purchasers (and their respective directors, officers, employees, Affiliates, successors and permitted assigns) (collectively, the "Purchaser Indemnitees") from and against all Losses based upon: (i) any breach of or inaccuracy in the representations and warranties contained in Article 2 or in any certificate delivered by any Seller to Purchasers pursuant to this Agreement on or after the date of execution of this Agreement; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Provident or any Seller contained in this Agreement or in any Ancillary Agreement; or (iii) all Retained Liabilities.

          (b) Subject to the limitations set forth in this Article 7, from and after the Closing Date, Purchasers agree to indemnify, defend and hold harmless Provident and each Seller (and their respective directors, officers, employees, Affiliates, successors and permitted assigns) (collectively, the "Seller Indemnitees") from and against all Losses, based upon: (i) any breach of or inaccuracy in the representations and warranties of Parent and Purchasers contained in Article 3 or in any certificate delivered by any Purchaser to Provident or Sellers pursuant to this Agreement on or after the date of execution of this Agreement; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Parent or Purchasers contained in this Agreement or in any Ancillary Agreement; or (iii) all Assumed Liabilities.

          (c) For the avoidance of doubt, the Purchaser Indemnitees shall not be entitled to the benefit of the indemnity in Section 7.2(a) in respect of any amounts which are taken into account in calculating the amounts to be paid pursuant to Section 1.5(c).

          (d) The aggregate amount for which the Sellers shall be liable under
Section 7.2(a)(i) and (ii) shall be $20,000,000. The aggregate amount for which Purchasers shall be liable under Section 7.2(b)(i) and (ii) shall be $20,000,000. Except as set forth in the following sentence, the Sellers shall be required to indemnify the Purchaser Indemnitees pursuant to Section 7.2(a)(i) and (ii) only to the extent that the sum of Losses incurred by the Purchaser Indemnitees in connection with such clauses exceeds $300,000 in the aggregate (the "Deductible"), and then only for the amount of such excess.
Notwithstanding the foregoing, no Loss resulting from a breach by any Seller of the covenant set forth in Section 4.16 shall be subject to the Deductible. Purchasers shall be required to indemnify the Seller Indemnitees pursuant to
Section 7.2(b)(i) and (ii) only to the extent that the sum of Losses incurred by the Seller Indemnitees in connection with such clauses exceeds the Deductible, and then only for the amount of such excess.

     7.3  CLAIMS NOTICE.  In the event that either a Purchaser Indemnitee or a
          -------------
Seller Indemnitee wishes to assert a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the party from which indemnification is sought (the "Indemnifying Party") no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim (other than a claim based on a Third Party Claim) in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered.

     7.4  RIGHT TO CONTEST CLAIMS OF THIRD PARTIES.
          ----------------------------------------

          (a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article 7 (a "Third Party Claim"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 7.3, be delivered as promptly as practicable and in any event no later than ten (10) Business Days after such Third Party Claim is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered; provided, that the failure to deliver a Claims Notice with respect to a Third Party Claim within twenty (20) Business Days of the Indemnified Party's receipt of written notice of such Third Party Claim shall be deemed to be a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such Third Party Claim.

          (b) (i) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Third Party Claim that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article 7; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Third Party Claim through representatives and counsel of its own choosing; and, provided further, that the Indemnifying Party shall not settle any Third Party Claim unless (i) such settlement is on exclusively monetary terms or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). The failure of the Indemnifying Party to provide the above-mentioned written notice to the Indemnified Party within ten (10) Business Days after receipt of a Claims

Notice with respect to a Third Party Claim shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense to the extent that the applicable Deductible has been exhausted, to do so in such manner as it deems appropriate; provided, however, that the Indemnified Party shall not settle or compromise any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the ten (10) Business Day period referred to above after the receipt of a Claims Notice, or thereafter in a manner that would cause any applicable Deductible to be exhausted.

          (ii) Notwithstanding Section 7.4(b)(i), the Indemnified Party shall have the right to investigate, contest, defend or settle any Third Party Claim falling under Section 7.2(a)(i) or (b)(i), as the case may be, so long as the Losses that could reasonably be expected to result from such Third Party Claim, together with all Losses under any other Third Party Claim falling under such Sections over which the Indemnified Party has retained control pursuant to this
Section 7.4(b)(ii), would not exceed the Deductible. In the event that an Indemnified Party retains control over any Third Party Claim pursuant to this
Section 7.4(b)(ii): (A) the Indemnifying Party shall have the right to participate in (but not control) the defense of such Third Party Claim; (B) the Indemnified Party shall not settle or compromise such Third Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld); and (C) the Indemnified Party shall not be entitled to any indemnification for any amounts by which the actual Losses resulting from such Asserted Claims exceeds, in the aggregate, the Deductible.

          (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Third Party Claim which it has elected, or is deemed to have elected, not to defend, or as to which it does not have the right to defend under Section 7.4(b), with its own counsel and at its own expense.

          (d) Except as provided in the first sentence of Section 7.4(b), the Indemnifying Party shall bear all costs of defending any Third Party Claim and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Third Party Claim.

          (e) Purchasers and the Sellers shall make mutually available to each other (or to Provident or Parent, as applicable) all relevant information in their possession relating to any Third Party Claim (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

          (f) In the event that any party, or any Affiliate thereof, becomes aware of, or any Person brings, or threatens to bring, an action, proceeding or investigation with respect to, any defect affecting a plan in which a Qualified Contract is held (a "Plan Defect"), the parties shall cooperate in identifying actions that may be necessary or desirable in order to cure or otherwise address such Plan Defect, including, without limitation, the modification, amendment or replacement of such plan, and Sellers shall have the right to take such necessary corrective actions relating thereto as such Sellers shall identify; provided that Sellers shall not take any action to which Purchasers reasonably object on the grounds that the proposed action would adversely affect the ability of such plan to continue investing in such Qualified Contract, would require changes to such Qualified Contract adverse to Purchasers, or otherwise adversely affect Purchasers' relationship with the sponsor of such plan, without the prior written consent of Purchasers, which consent shall not be unreasonably withheld or delayed. Provident and Sellers shall use commercially reasonable efforts to determine, as soon as practicable after the date of this Agreement, and in any event prior to Closing, whether any Plan Defects exist and shall keep Parent reasonably apprised of the results of their investigation; provided that Provident and Sellers shall not be required to disclose any information subject to the attorney-client privilege. Parent and Purchasers shall not seek to replace any plan under which any Qualified Contracts are presently held until such time as Provident or any Seller shall notify Parent or any Purchaser that it has determined that such plan does not contain a Plan Defect, or that any such Plan Defect has been cured or otherwise addressed.

     7.5  TAX EFFECT AND INSURANCE.  The liability of the Indemnitors with
          ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 7.8 of this Agreement.

     7.6  INDEMNIFICATION PAYMENTS.  Any payment hereunder shall be made by wire
          ------------------------
transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

     7.7  EXCLUSIVITY.  After the Closing, to the extent permitted by applicable
          -----------
Laws, the indemnities provided for in Section 7.2 shall be the exclusive remedies of Purchasers and Sellers and their respective officers, directors, employees, agents and Affiliates for any breach of or inaccuracy in any representation or warranty (including in any certificate delivered by a party pursuant to this Agreement) or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

     7.8  ARBITRATION.
          -----------

          (a) Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

          (b) One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after ten days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator. If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

          (c) Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

          (d) Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive Law, the Law of Tennessee shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

          (e) The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the panel's discretion) and attorneys' fees, to the extent permitted by Law. The panel shall not award punitive damages under any circumstances.


                                   ARTICLE 8
                          TERMINATION PRIOR TO CLOSING
                          ----------------------------

     8.1  TERMINATION OF AGREEMENT.  This Agreement may be terminated at any
          ------------------------
time prior to the Closing:

        (a) by mutual written consent of Provident and Parent.

        (b) by Provident or Parent in writing, if there shall be any Order of any court or governmental or regulatory agency binding on Parent or any Purchasers and/or Provident or any Seller, which prohibits or restrains Parent or any Purchasers and/or Provident or any Seller from consummating the transactions contemplated hereby; provided, that Parent or such Purchasers and/or Provident or such Sellers, as the case may be, shall have used its commercially reasonable best efforts to have any such Order lifted and the same shall not have been lifted by April 1, 1998;

        (c) by Parent in writing if there has been a material breach by Provident or any Seller of any of the representations, warranties, agreements or covenants of Provident and the Sellers set forth herein which is not subject to cure prior to the Closing, or a failure of any other condition not subject to cure prior to the Closing to which the obligations of Purchasers are subject;

        (d) by Provident in writing if there has been a material breach by Parent or Purchasers of any of the representations, warranties, agreements or covenants of Parent and Purchasers set forth herein which is not subject to cure prior to the Closing, or a failure of any other condition not subject to cure prior to the Closing to which the obligations of Provident and the Sellers are subject; and

        (e) by either of Provident or Parent in writing, if the Closing has not occurred on or prior to April 1, 1998, unless the failure of the Closing to occur shall be due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date.

   8.2  SURVIVAL.  If this Agreement is terminated and the transactions
        --------
contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for (a) the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use certain information and data obtained from the other parties hereto and (b) the provisions of Sections 4.9, 9.2, 9.9(b) and this Section 8.2.

                                   ARTICLE 9
                                 MISCELLANEOUS
                                 -------------

   9.1  DEFINITIONS.  The following terms shall have the respective meanings set
        -----------
forth below throughout this Agreement:

        "1940 ACT" means the Investment Company Act of 1940, as amended, and all rules and regulations thereunder.

     "90-DAY TREASURY RATE" means the annual yield rate, on the date to which such 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

     "ADJUSTED STATUTORY RESERVES AND OTHER STATUTORY LIABILITIES" at any time means statutory reserves and other statutory liabilities of the Business appropriately includable in line items 1 through 25, except lines 11.4 and 24.1, of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), but excluding from such statutory reserves and other statutory liabilities the statutory liabilities included within Retained Liabilities.

     "ADMINISTRATIVE SERVICES AGREEMENTS" means the Administrative Services Agreements between each Seller and Purchaser, in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which such Purchaser shall provide certain administrative services to such Seller with respect to the Reinsured Contracts, and (ii) the consideration to be paid therefor.

     "ADVERTISEMENT" means any material designed to create public interest in insurance policies, annuity contracts and variable annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract.

     "AFFILIATE" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

     "AGREED VALUE" shall have the meaning set forth in Section 1.3(a).

     "ALLOCABLE AMOUNT" shall have the meaning set forth in Section 4.12(a).

     "ANCILLARY AGREEMENTS" means the Reinsurance Agreements, the Separate Account Transfer Agreements, the Administrative Services Agreements, the Separate Account Administration Agreements, the General Assignment and Assumption Agreements, the Bills of Sale, the Transition Services Agreement, the Marketing Agreements, and the License Agreement.

     "ANNUAL RATE" means the value of "r" in the expression (1 + r)n/365 - 1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

     "ANTITRUST DIVISION" shall have the meaning set forth in Section 4.6.

     "APPLICABLE SAP" means Tennessee SAP, in the case of PLA and PNAC, Massachusetts SAP, in the case of PRL and PRV and Delaware SAP, in the case of PRPL.

     "ASSIGNED AND ASSUMED CONTRACTS" means those contracts and other agreements material to the operation of the Business identified on Schedule 9.1(A).

     "ASSUMED LIABILITIES" shall mean all (i) liabilities and obligations first to be paid or performed after the Closing Date under or pursuant to the Assigned and Assumed Contracts, if any, (ii) liabilities for amounts payable after November 30, 1997 for returns or refunds of Premiums in respect of Insurance Contracts intended to be reinsured by Purchasers, and (iii) liabilities for guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on dates of insolvency after November 30, 1997.

     "BILL OF SALE" means the Bill of Sale which is substantially in the form of
   Exhibit 2.

     "BOOKS AND RECORDS" means the originals or copies of all customer lists, policy information, Insurance Contract forms and rating plans, disclosure and other documents and filings required under applicable securities laws, claim records, sales records, underwriting records, financial records, tax records and compliance records in the possession or control of Sellers and relating principally to the operation of the Business, including any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding any such records that are subject to the attorney-client privilege.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

     "BUSINESS" means the business of administering the Insurance Contracts, as currently conducted by Sellers.

     "CEDING COMMISSION" shall have the meaning provided in Section 1.5.

     "CLAIMS NOTICE" shall have the meaning set forth in Section 7.3.

     "CLOSING DATE" means (i) if the last of the conditions to Closing set forth in this Agreement is satisfied or waived in writing prior to the 15th day of a given month, then the Closing Date shall be the first day of the month following the month in which the last of the conditions was so satisfied or waived in writing, or (ii) if such satisfaction or waiver in writing occurs or is granted after the 15th day of any given month, then the Closing Date shall be the first day of the second month following the month in which the last of the closing conditions is so satisfied or waived; provided, however, that if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day; and provided further, that the Closing may occur on such other date as the parties may agree to in writing, provided however, that the Closing Date shall not be later than the date specified in
   Section 8.1(e).

     "CLOSING" means the closing of the transactions contemplated by this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended. Any citation to a provision of the Code includes a citation to any successor provision.

     "COMMISSION" means the United States Securities and Exchange Commission.

     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any contract or any applicable Law, Order, or Permit.

     "DELAWARE SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Delaware as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statement of PRPL.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations and interpretive Bulletins and other rulings of general applicability thereunder.

     "ESTIMATED INITIAL CASH POSITION" shall have the meaning set forth in
   Section 1.3(a).

     "FINAL ANNUITY RESERVES" shall have the meaning set forth in Section
   1.5(b).

     "FINAL RECONCILIATION" shall have the meaning set forth in Section 1.4(a).

     "FINAL RESERVES STATEMENT" shall have the meaning set forth in Section 1.5(b).

     "FINAL TRANSFERRED RESERVES STATEMENT" shall have the meaning set forth in
   Section 1.3(b).

     "FTC" shall have the meaning set forth in Section 4.6.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GENERAL ACCOUNT RESERVES" means the general account statutory reserves of Seller (without regard to the transactions contemplated by the Reinsurance Agreements) with respect to the Insurance Contracts determined pursuant to Applicable SAP, as such reserves would have been included in lines 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2, 10.3, 11.1, 11.2 and 11.3 of
   the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), excluding, however, any general account statutory reserve adjustments in relation to Separate Account Liabilities.

     "GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT" means the General Assignment and Assumption Agreement between each Seller and Purchasers which is substantially in the form of Exhibit 3.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "INCOME TAX REGULATIONS" means the temporary or final regulations issued under the Code. Any citation to a provision of the Income Tax Regulations includes a reference to any successor regulatory provision.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.3.

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.3.

     "INDEPENDENT ACTUARY" shall have the meaning set forth in Section 1.3(b).

     "INITIAL CASH POSITION" shall have the meaning set forth in Section 1.3(c).

     "INITIAL CASH POSITION DIFFERENCE" shall have the meaning set forth in
   Section 1.3(c).

     "INITIAL PORTFOLIO" shall have the meaning set forth in Section 1.3(c).

     "INSURANCE CONTRACTS" means those contracts of insurance and annuities, and riders thereto and renewals, exchanges and extensions thereof, of Sellers described on Schedule 9.1(C) and new policies of like type issued after the date of this Agreement but before the Closing Date.

     "INVESTMENT ASSETS" shall have the meaning set forth in Section 1.3(d).

     "IRS" means the United States Internal Revenue Service.

     "KNOWLEDGE" shall be interpreted for the purposes of this Agreement as follows: (i) a matter will be deemed to be within the "knowledge of Sellers" if (A) such matter is as of the date of the execution of this Agreement actually known to any of the Seller Key People, or (B) in light of the positions held by the Seller Key People, but taking into account that the due diligence undertaken by the Seller Key People prior to the execution of this Agreement was limited to reviewing materials accessible to the Seller Key People without informing other individuals of the transactions contemplated by this Agreement, the matter would reasonably be expected to be known by the Seller Key People; and (ii) a matter will be deemed to be within the "knowledge of Purchasers" if it is actually known to any of the Purchaser Key People as of the date of the execution of this Agreement after reasonable inquiry.

     "LAW" means any domestic or foreign federal, state or local code, law, statute, ordinance, regulation, rule, reporting or licensing requirement, policy, guideline, administrative interpretation or other requirement (including those of the Commission, NASD, NAIC and any state) applicable to the parties hereto, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

     "LICENSE AGREEMENT" means the software license agreement to be entered into on or prior to the Closing Date among Sellers and Purchasers, in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which

   Sellers will grant a license to use the software described in Schedule 9.1(B), and (ii) the consideration to be paid therefor.

     "LOSS" and "LOSSES" shall mean actions, claims, losses, liabilities, damages, deficiencies, costs, expenses (including reasonable attorneys' fees and expenses), interest, taxes and penalties.

     "MARKETING AGREEMENTS" means the marketing agreements to be entered into by Parent, each Purchaser, Provident and each Seller pursuant to Section 4.10.

     "MASSACHUSETTS SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the Commonwealth of Massachusetts as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of PRL and PRV.

     "MATERIAL" shall have the following meaning: A matter will be deemed to be "material" in connection with any provision of this Agreement if such matter would be considered significant by a reasonable acquiror of the Business in the context of the particular provision in which the word "material" appears.

     "NAIC" means the National Association of Insurance Commissioners.

     "NASD" shall mean the National Association of Securities Dealers, Inc., including its Subsidiary, NASD Regulation, Inc.

     "NET ASSET VALUE" shall have the meaning set forth in Section 1.3(c).

     "NET CASH FROM THE BUSINESS" shall have the meaning set forth in Section 1.3(f).

     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, or other governmental or regulatory agency or authority.

     "PARENT" shall have the meaning set forth in the first paragraph of this Agreement.

     "PERMITS" means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws or governmental or regulatory bodies.

     "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit (including, but not limited to, the Business), division or other entity.

     "PLA" shall have the meaning set forth in the first paragraph of this Agreement.

     "PNAC" shall have the meaning set forth in the first paragraph of this Agreement.

     "POOL ASSET ADDITIONS" shall have the meaning set forth in Section 1.3(d).

     "POOL ASSET REDUCTIONS" shall have the meaning set forth in Section 1.3(d).

     "POOL" shall have the meaning set forth in Section 1.3(c).

     "POST-CLOSING CONTRACTS" shall have the meaning set forth in Section 4.15.

     "PRELIMINARY INVESTMENT ASSETS" shall have the meaning set forth in Section 1.3(a).

     "PRELIMINARY RECONCILIATION" shall have the meaning set forth in Section 1.3(e).

     "PREMIUMS" means premiums and annuity considerations, deposits and similar receipts with respect to the Insurance Contracts.

     "PRL" shall have the meaning set forth in the first paragraph of this Agreement.

     "PROVIDENT" shall have the meaning set forth in the first paragraph of this Agreement.

     "PRPL" shall have the meaning set forth in the first paragraph of this Agreement.

     "PRV" shall have the meaning set forth in the first paragraph of this Agreement.

     "PURCHASER INDEMNITEES" shall have the meaning set forth in Section 7.2(a).

     "PURCHASER KEY PEOPLE" means the individuals set forth in Schedule 9.1(D).

     "PURCHASER MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on the ability of Parent or either Purchaser to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby.

     "PURCHASER" shall have the meaning set forth in the first paragraph of this Agreement.

     "QUALIFIED CONTRACT" means an Insurance Contract issued in connection with a plan intended to qualify for tax treatment under section 401(a), 403(a), 403(b), 408 or 457 of the Code.

     "RECONCILIATION" shall have the meaning set forth in Section 1.4(a).

     "REINSURANCE AGREEMENTS" means the Reinsurance Agreements between each Seller and each Purchaser, substantially in the form of Exhibit 1, which set forth (i) the terms and conditions upon which certain Adjusted Statutory Reserves and Other Statutory Liabilities of such Seller will be reinsured by Purchasers, and (ii) the consideration to be paid therefor.

     "REPLACEMENT TRANSACTION" means a transaction in which a new annuity contract or variable annuity contract is to be purchased by a prospective insured and the proposing producer should know that one or more existing annuity contracts or variable annuity contracts is to be lapsed, forfeited, surrendered, reduced in value or pledged as collateral for greater than 25% of the loan value set forth in the policy.

     "RESERVES STATEMENT" shall have the meaning set forth in Section 1.5(b).

     "RETAINED LIABILITIES" means the following:

          (i) all liabilities of the Business (other than the Adjusted Statutory Reserves and Other Statutory Liabilities and obligations under contracts and agreements) that have, as of November 30, 1997, either (without duplication) (x) been accrued by a Seller on such Seller's books prepared in accordance with Applicable SAP (to the extent of the amount of such accrual) or (y) been asserted by a third party claimant in a writing received by a Seller or any of its Affiliates prior to November 30, 1997;

          (ii) notwithstanding anything to the contrary contained in this Agreement, any liability for compensatory, consequential, exemplary, punitive or similar damages or other loss, or any fines or other statutory penalties, which results from (i) any claim, or (ii) any action relating to (x) any alleged or actual act, error or omission by any Seller or any of their Affiliates, agents or representatives, prior to the Closing Date, whether intentional or otherwise, or (y) any reckless conduct or bad faith by any Seller or any of their Affiliates, agents or representatives, in connection with the handling of any claim under any of the Insurance Contracts (including, but not limited to, liability arising from failure by the Seller or any of its Affiliates, agents or representatives, to settle within the limit of any policy, or by reason of alleged or actual negligence or bad faith of the Seller or any of its Affiliates, agents or representatives, in rejecting an offer of settlement or in the preparation of defense or in the trial of any action against an owner, insured or beneficiary of the Seller or any of its Affiliates, agents or representatives, or in the preparation or prosecution of an appeal consequent upon such action) or in connection with the marketing, sale, issuance, delivery, cancellation or administration of any of the Insurance Contracts (including, but not limited to, (s) failure to comply with applicable laws regulating Advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions, and (t) liability arising from claims relating to Advertisements, errors or omissions relating to policy information disclosure, failure to employ standards to determine if the purchase of a policy or contract is suitable for an applicant, engaging in unfair methods of competition or deceptive acts or practices and Replacement Transactions (other than obligations to pay benefits or other amounts or to take any other actions specifically provided for under such Insurance Contracts as originally issued and subsequently amended or supplemented prior to November 30, 1997)). For the avoidance of doubt, the foregoing would include any claims related to "market conduct" or other sales practices of any Seller, Provident, or any of their Affiliates, employees, advisers or agents;

          (iii) any liability or loss incurred or suffered as a result of any claim by any present or former employee, agent or broker of a Seller or any of its Affiliates who performed or performs services in the Business, that (x) relates to the employment, agency or brokerage relationship of such present or former employee, agent or broker with such Seller or any of its Affiliates, and (y) arose out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to the Closing Date;

          (iv) Adjusted Statutory Reserves and Other Statutory Liabilities and Separate Account Liabilities (subject to the obligations of Purchasers under the Reinsurance Agreements and the Separate Account Transfer Agreements);

          (v) pension and other post-employment liabilities for retired employees;

          (vi)   liabilities for Taxes of Seller;

          (vii) obligations under contracts of a Seller not assigned to a Purchaser;

          (viii) any liability secured by a security interest in any asset not transferred to a Purchaser;

          (ix) liabilities for amounts payable prior to November 30, 1997 for returns or refunds of Premiums;

          (x) liabilities for commission payments or other fees or compensation (including, without limitation, persistency bonuses), payable with respect to the Insurance Contracts to or for the benefit of brokers and service providers;

          (xi) liabilities for guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on dates of insolvency prior to November 30, 1997;

          (xii)   liability for reinsurance in unauthorized companies; and

          (xiii) liabilities specifically excluded in this Agreement from those being assumed by Purchasers.

       "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

       "SELLER INDEMNITEES" shall have the meaning set forth in Section 7.2(b).

       "SELLER KEY PEOPLE" means the individuals set forth in Schedule 9.1(E).

     "SELLER MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the Business or the Transferred Assets (taken as a whole) or (ii) the ability of Provident or any Seller to perform their respective obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby.

     "SELLER PARTIES" means Provident and Sellers.

     "SELLER SEPARATE ACCOUNTS" means the separate accounts of PNAC and the separate accounts of PRV, in each case identified on Schedule 9.1(F).

     "SELLER" and "SELLERS" shall have the meaning set forth in the first paragraph of this Agreement.

     "SEPARATE ACCOUNT ADMINISTRATION AGREEMENTS" means the Separate Account Administration Agreements to be entered into between Purchasers and each of PNAC and PRV, in form and substance reasonably acceptable to the parties, which shall set forth (i) the administrative and other services, including investment management services, to be provided pending transfer of the Seller Separate Accounts to Purchasers, and (ii) the consideration to be paid therefor.

     "SEPARATE ACCOUNT LIABILITIES" means those liabilities that are reflected in the Seller Separate Accounts.

     "SEPARATE ACCOUNT TRANSFER AGREEMENTS" means the Transfer and Assumption Reinsurance Agreements to be entered into between Purchasers and each of PNAC and PRV, in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which certain Separate Account Liabilities of such Seller will be assumed by a Purchaser, include the receipt of all necessary governmental and Seller Separate Account contract holder approvals for the transfer of the Seller Separate Accounts to such Purchaser, the election of new members of the Seller Separate Accounts' Boards of Managers, and the approval of new Seller Separate Account investment advisory agreements, and (ii) the consideration to be paid therefor.

     "SUBSIDIARY" means, with respect to any Person on a given date (i) any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person and (ii) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

     "TAXES" (or "TAX" as the context may require) means (i) any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "TAXING AUTHORITY"), including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by any Seller or its Affiliates, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto, (ii) liability of Provident or any of its Affiliates for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group with any other corporation at any time on or prior to the Closing Date, and (iii) liability of Provident or any of its Affiliates for the payment of any amounts as a result of being a party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "TAXING AUTHORITY" has the meaning set forth in the definition of "Taxes."

     "TENNESSEE SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Tennessee as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of PLA and PNAC.

     "THIRD PARTY ACCOUNTANT" shall have the meaning set forth in Section
   1.4(a).

     "THIRD PARTY CLAIM" shall have the meaning set forth in Section 7.4(a).

     "THIRD PARTY CLAIMANT" shall have the meaning set forth in Section 7.4(a).

     "TRANSFERRED ANNUITY RESERVES" shall have the meaning set forth in Section 1.5(b).

     "TRANSFERRED ASSETS" means:

          (i)   Net Cash From the Business (if any);

          (ii)  Investment Assets;

          (iii) all of Sellers' rights and interests under the Insurance Contracts to receive principal and interest paid on policy or contract loans on or after the Closing Date;

          (iv) a receivable equal to the index option component of reserves for the contracts described in Schedule 4.18;

          (v)   the Books and Records; and

          (vi)  the Transferred Contracts,

   but excluding those assets (A) specifically identified on Schedule 9.1(G),
   (B) described on Schedule 2.1 to the Transition Services Agreement as being made available by Sellers,

   (C) the Insurance Contracts, the Seller Separate Accounts, and the policies and contracts funded by the Seller Separate Accounts, (D) reinsurance treaties and agreements, (E) cash and Investment Assets other than the Net Cash From the Business and Investment Assets specified in clauses (i) and
   (ii) above, and (F) that cannot be transferred to Purchasers because of any Seller's inability to obtain the Consent of a third party required for such transfer to be effective.

        "TRANSFERRED CONTRACTS" means the Assigned and Assumed Contracts, and all other contracts, assigned pursuant to the General Assignment and Assumption Agreement.

        "TRANSFERRED RESERVES" shall have the meaning set forth in Section
   1.3(b).

        "TRANSFERRED RESERVES STATEMENT" shall have the meaning set forth in
   Section 1.3(b).

        "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement among Provident, each Seller and Purchasers in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which Provident and Sellers shall provide certain services and assets for a transitional period to Purchasers, and (ii) the consideration to be paid therefor.

        "UMPIRE" shall have the meaning set forth in Section 7.8.

        "VALIC CONTRACTS" means the Insurance Contracts written in the States of New York, New Hampshire and Vermont.

        "VALUATION" shall have the meaning set forth in Section 1.3(a).

        "VALUER" shall have the meaning set forth in Section 1.3(a).

        "WNL CONTRACTS" means all of the Insurance Contracts other than the VALIC Contracts.

   9.2  EXPENSES.
        --------

        (a) Except as otherwise provided in this Agreement and this Section 9.2, each of Parent and Provident shall bear and pay all direct costs and expenses incurred by them, or on their behalf, in connection with the transactions contemplated hereunder.

        (b) Notwithstanding the foregoing, if this Agreement is terminated (i) by Provident pursuant to Section 8.1(d) or (ii) by either party pursuant to
Section 8.1(e) and the failure of the Closing to occur by the date specified in
Section 8.1(e) resulted principally from the failure to satisfy any one or more of the conditions set forth in Sections 6.1, 6.2 or 5.6, then Parent shall promptly pay Provident the sum of all the reasonable out-of-pocket costs and expenses of Provident and the Sellers, including costs of counsel, investment bankers, actuaries and accountants associated with this Agreement and the transactions contemplated hereby, provided however, that such sum shall not exceed $1,200,000.

          (c) Notwithstanding the foregoing, if this Agreement is terminated (i) by Parent pursuant to Section 8.1(c) or (ii) by either party pursuant to Section 8.1(e) and the failure of the Closing to occur by the date specified in Section 8.1(e) resulted principally from the failure to satisfy any one or more of the conditions set forth in Sections 5.1, 5.2 or 5.4, then Provident shall promptly pay Parent the sum of all the reasonable out-of-pocket costs and expenses of Parent and the Purchasers, including costs of counsel, investment bankers, actuaries and accountants associated with this Agreement and the transactions contemplated hereby, provided however, that such sum shall not exceed $1,200,000.

          (d) Any dispute between the parties arising out of this Section 9.2 shall be referred for arbitration pursuant to Section 7.8.

          (e) The parties acknowledge that the loss to any party resulting from breach of this Agreement by any other party or other failure of the transactions contemplated hereby to be consummated is not susceptible of ready measurement and, therefore, that the payments provided in this Section 9.2 are intended by the parties to constitute liquidated damages for any breach by a party of the terms of this Agreement, and not a penalty.

     9.3  SUBSTITUTE PURCHASER.  Provident and Sellers acknowledge that Parent
          --------------------
shall be entitled, upon giving prior written notice to Provident and Sellers, to assign the rights and obligations of VALIC under this Agreement, prior to or after the Closing Date, to WNL or another Subsidiary of Parent, and hereby consent to such assignment whereupon references herein to "VALIC" shall be deemed to be references to such Subsidiary. Parent and Purchasers shall use all best efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under applicable laws and regulations to provide Sellers with full credit for reinsurance in the States of New York, New Hampshire and Vermont.

     9.4  PUBLICITY.  Except as may otherwise be required by law or regulation,
          ---------
no release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance consultation by Seller and Purchasers with respect thereto. The parties hereto shall cooperate with each other in making any release or announcement.

     9.5  CONFIDENTIALITY.  The parties agree that, other than as agreed or as
          ---------------
required to implement the transactions contemplated hereby, the parties will keep confidential the terms and conditions of this Agreement and the Ancillary Agreements, including the Schedules and Exhibits hereto and thereto, except as otherwise required by law (including pursuant to any federal or state securities laws or the rules of any stock exchange or self-regulatory organization or pursuant to any legal, regulatory or legislative proceedings).

     9.6  NOTICES.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, as follows:

             (i)  if to Parent or Purchasers:

             American General Corporation
             2929 Allen Parkway
             Houston, Texas 77019
             Attention: Mark S. Berg, Esq
             Telecopier No.: (713) 831-1266

             With a concurrent copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             919 Third Avenue
             New York, New York 10022
             Attention: Morris Kramer, Esq
             Telecopier No.: (212) 735-2000

             (ii)  If to Provident or any Seller:

             Provident Companies, Inc.
             1 Fountain Square
             Chattanooga, Tennessee  37402
             Attention:  F. Dean Copeland
             Telecopier No.:  (423) 755-2590

             With a concurrent copy to:

             Alston & Bird LLP
             One Atlantic Center
             1201 West Peachtree Street
             Atlanta, Georgia 30309-3424
             Attention: David E. Brown, Jr.
             Telecopier No.:  (404) 881-4777

Any party may, by notice given in accordance with this Section 9.4 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

     9.7  ENTIRE AGREEMENT.  This Agreement (including the Ancillary Agreements,
          ----------------
the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     9.8  WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF
          -----------------------------------------------------------------
REMEDIES.  This Agreement may be amended, superseded, canceled, renewed or
--------
extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, or shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     9.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     9.10 BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding upon and
          --------------------------
inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party (in whole or in part) without the prior written consent of the other party hereto.

     9.11 INTERPRETATION.
          --------------

          (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Reinsurance Agreements.

          (b) The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

          (c) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All dollar references in this Agreement are to the currency of the United States.

     9.12 NO THIRD PARTY BENEFICIARIES.  Except as set forth in Article 7,
          ----------------------------
nothing in this Agreement is intended or shall be construed to give any Person (including, but not limited to, the employees of Seller), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     9.13 COUNTERPARTS.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.14 OTHER AGREEMENTS, EXHIBITS AND SCHEDULES.  The Exhibits and the
          ----------------------------------------
Schedules are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     9.15 HEADINGS.  The headings in this Agreement are for reference only, and
          --------
shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Asset Transfer and Acquisition Agreement as of the date first above written.

                              PROVIDENT COMPANIES, INC.


                              BY: /s/ Thomas R. Watjen
                                 ---------------------------------



                              PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY


                              BY: /s/ Thomas R. Watjen
                                 ---------------------------------



                              PROVIDENT NATIONAL ASSURANCE COMPANY


                              BY: /s/ Thomas R. Watjen
                                 ---------------------------------

                              THE PAUL REVERE LIFE INSURANCE COMPANY


                              BY: /s/ Thomas R. Watjen
                                 -----------------------------------


                              THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY


                              BY: /s/ Thomas R. Watjen
                                 -----------------------------------


                              THE PAUL REVERE PROTECTIVE LIFE INSURANCE COMPANY


                              BY: /s/ Thomas R. Watjen
                                 -----------------------------------


                              AMERICAN GENERAL CORPORATION


                              BY: /s/ Jon P. Newton
                                 -----------------------------------


                              WESTERN NATIONAL LIFE INSURANCE COMPANY


                              BY: /s/ Michael J. Akers
                                 ----------------------------------


                              THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


                              BY: /s/ Jon P. Newton
                                 -----------------------------------

March 24, 1998

This letter agreement confirms and documents the agreement among the undersigned as to certain modifications to the Asset Transfer and Acquisition Agreement, dated as of December 8, 1997 (the "Agreement"), entered into by and among Provident Companies, Inc., Provident Life and Accident Insurance Company, Provident National Assurance Company, The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company, and American General Corporation, American General Annuity Insurance Company (formerly Western National Life Insurance Company), and The Variable Annuity Life Insurance Company. Capitalized terms used but not otherwise defined herein are intended to have the meanings assigned to them in the Agreement.

     1.   Termination of Agreement. The parties hereby agree to modify Section
          ------------------------
          8.1(e) of the Agreement to provide that such Agreement may be terminated, by either Provident or Parent in writing, if the Closing has not occurred on or prior to April 30, 1998, unless the failure of the Closing to occur shall be due to the failure of the party seeking to terminate the Agreement to perform each of its obligations under the Agreement required to be performed by it on or prior to the Closing Date; provided that the foregoing April 30, 1998 date shall be automatically extended to May 31, 1998, in the event that all necessary regulatory approvals have not been obtained on or prior to April 30, 1998.

     2.   License Agreement. The parties shall enter into one License Agreement,
          -----------------
          which shall set forth the terms and conditions upon which Sellers will grant a royalty-free license to install and use the VARKS software to American General Annuity Insurance Company.

     3.   Separate Accounts. The parties further agree that the Separate Account
          -----------------
          Transfer Agreements and the Separate Account Administration Agreements contemplated by the Agreement are hereby waived as closing conditions pursuant to Sections 1.6, 5.1, 6.1 and 9.8 of the Agreement. In lieu of the Separate Account Transfer Agreements and Separate Account Administration Agreements contemplated by the Agreement, the parties shall negotiate in good faith an Administrative Services Agreement with respect to the Separate Accounts, the form of which shall be agreed upon prior to the Closing. The Administrative Services Agreement would be effective on or before June 30, 1998. In addition, at the option of Parent, Parent may propose to the Separate Account holders for approval a change of the investment advisor for the Separate Accounts.

     4.   Marketing Agreements.  The parties agree that the execution of certain
          --------------------
          Marketing Agreements contemplated by Section 4.10 of the Agreement are hereby waived as closing conditions pursuant to Sections 1.6, 5.1, 6.1 and 9.8 of the Agreement. The terms of any marketing agreements to be entered into by Provident, Sellers and Purchasers may be finalized and executed by the parties post-closing. The parties agree to negotiate in good faith, and execute prior to June 30, 1998, such marketing agreements.

     IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date above.

                                            PROVIDENT COMPANIES, INC.

                                             /s/ F. Dean Copeland
                                            -----------------------
                                            Name:  F. Dean Copeland
                                            Title: Executive Vice President

                                            PROVIDENT LIFE AND ACCIDENT
                                            INSURANCE COMPANY

                                             /s/ F. Dean Copeland
                                            -----------------------
                                            Name:  F. Dean Copeland
                                            Title: Executive Vice President

                                            PROVIDENT NATIONAL ASSURANCE
                                            COMPANY

                                             /s/ F. Dean Copeland
                                            -----------------------
                                            Name:  F. Dean Copeland
                                            Title: Executive Vice President

                                            THE PAUL REVERE LIFE
                                            INSURANCE COMPANY

                                             /s/ F. Dean Copeland
                                            -----------------------
                                            Name:  F. Dean Copeland
                                            Title: Executive Vice President

                                            THE PAUL REVERE VARIABLE ANNUITY
                                            INSURANCE COMPANY

                                             /s/ F. Dean Copeland
                                            -----------------------
                                            Name:  F. Dean Copeland
                                            Title: Executive Vice President

                                            THE PAUL REVERE PROTECTIVE LIFE
                                            INSURANCE COMPANY

                                             /s/ F. Dean Copeland
                                            -------------------------------
                                            Name:  F. Dean Copeland
                                            Title: Executive Vice President

                                            AMERICAN GENERAL CORPORATION

                                            /s/ Nicholas R. Rasmussen
                                            -------------------------------
                                            Name:  Nicholas R.Rasmussen
                                            Title: Senior Vice President-
                                                   Corporate Development

                                            AMERICAN GENERAL ANNUITY
                                            INSURANCE COMPANY (formerly Western
                                            National Life Insurance Company)

                                            /s/ Michael J. Akers
                                            --------------------------------
                                            Name:  Michael J. Akers
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

                                            THE VARIABLE ANNUITY LIFE INSURANCE
                                            COMPANY

                                            /s/ Craig R. Rodby
                                            ---------------------------------
                                            Name:  Craig R. Rodby
                                            Title: Vice Chairman

May 15, 1998


This letter agreement confirms and documents the agreement among the undersigned as to certain modifications to the Asset Transfer and Acquisition Agreement, dated as of December 8, 1997 (as amended hereby and by the letter agreement dated March 24, 1998 (the "March Amendment"), the "Agreement"), entered into by and among Provident Companies, Inc., Provident Life and Accident Insurance Company, Provident National Assurance Company, The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company, and American General Corporation, American General Annuity Insurance Company (formerly Western National Life Insurance Company), and The Variable Annuity Life Insurance Company. Capitalized terms used but not otherwise defined herein are intended to have the meanings assigned to them in the Agreement.

WHEREAS, in the course of its pre-closing investigation of the business and operations of Sellers pursuant to Section 4.3 of the Agreement, Parent and Purchasers have become aware of certain material inaccuracies in the representations of Provident and Sellers contained in Section 2.08(d) and
Section 2.14 of the Agreement; and

WHEREAS, Parent and Purchasers have requested that Provident and Sellers take, and Provident and Sellers have agreed to take, remedial actions including, without limitation, the actions described in Paragraph 1 hereof; and

WHEREAS, the parties desire to bifurcate the Closing contemplated by the Agreement, as described in Paragraph 2 hereof, and clarify certain closing matters; and

WHEREAS, certain modifications to the Agreement are necessary or desirable in order to obtain the approval of the state insurance departments, as described in Paragraphs 3 and 4 hereof;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto do hereby agree as follows:

     1.  Qualified Contracts
         -------------------

        (a)  403(b) Endorsement. With respect to the Qualified Contracts issued
             ------------------
             connection with a plan intended to qualify for tax treatment under
             Section 403(b) of the Code, Provident and Sellers shall file with the appropriate state insurance departments, and have distributed to all holders of such Qualified Contracts, amended endorsements (in the forms attached hereto as Exhibit A, the "Endorsements").
                                              ---------
             All fees and expenses associated with the necessary regulatory approvals of the Endorsements contemplated by this Paragraph 1(a), and the distribution of the Endorsements to the Qualified Contract holders, shall be borne by Provident and Sellers. Provident and Sellers further acknowledge that any Losses resulting from the failure to effect an earlier distribution of comparable endorsements shall constitute Retained Liabilities.

        (b)  Hold Harmless Agreements. As soon as practicable after the date
             ------------------------
             hereof, and in any event prior to June 30, 1998, Provident and Sellers shall deliver to Purchasers a schedule (the "Indemnitor Obligation Schedule") that lists all of the "hold harmless," tax sharing, indemnification, or similar arrangements regarding Tax qualification or treatment of any Insurance Contracts, which
             Schedule identifies the indemnitees and the indemnitor obligations thereunder (the "Indemnitor Obligations"). Provident and Sellers agree to cooperate with Purchasers in developing, within 18 months of the date hereof, administrative procedures that will facilitate compliance with such Indemnitor Obligations during the terms of the respective Administrative Services Agreements and Separate Account Administrative Services Agreements executed and delivered by the parties hereto. Purchasers agree to provide to Provident and Sellers, as soon as practicable after receipt of the Indemnitor Obligation Schedule, an addendum to such Schedule indicating the date (which, with respect to each Indemnitor Obligation, shall be the earliest practicable date, as determined in good faith by Purchasers, by which Purchasers can reasonably comply with such Indemnitor Obligation without unreasonable expense or disruption of Purchasers' business, but in no event shall such date exceed 18 months from the date hereof) by which Purchasers will comply with each Indemnitor Obligation (each such date being referred to as a "Compliance Date"). Provident and Sellers acknowledge that any Losses (other than Losses based upon Purchasers' gross negligence or wilful misconduct) based upon (i) a Purchaser's nonperformance of any Indemnitor Obligations that are not listed on the Indemnitor Obligation Schedule during the term of an Administrative Services Agreement or Separate Account Administrative Services Agreement (as the case may be), or (ii) a Purchaser's nonperformance of any Indemnitor Obligations prior to the Compliance Date with respect to each such obligation, shall constitute Retained Liabilities. Any Losses based upon Purchaser's nonperformance of any Indemnitor Obligations on or following the Compliance Date with respect to each such obligation shall constitute Assumed Liabilities.

        (c)  Loan Defaults. In order to ensure compliance of the Qualified
             -------------
             with all applicable Tax regulations, Provident and Sellers hereby agree to promptly review and make any necessary changes to the procedures that are currently used by Sellers for loan defaults under the Qualified Contracts ("Modified Loan Procedures"), and to promptly prepare and distribute a notice ("Loan Notice") to the affected plan participants. Such Modified Loan Procedures shall include, without limitation, the following: (i) with respect to new loans, foreclosure only when the participant is otherwise eligible for distribution and default of the entire loan upon nonpayment; and (ii) with respect to existing loans, foreclosure only when the participant is otherwise eligible for distribution. All fees and expenses associated with development and implementation of the foregoing modifications, including the cost of preparing and mailing a notice to the affected plan participants, shall be borne by Provident and Sellers. Modified Loan Procedures and the Loan Notice shall be subject to the prior approval of Purchasers, which approval shall not be unreasonably withheld. Provident and Sellers acknowledge that any Losses based upon a Seller's noncompliance with the Tax regulations governing the administration of loan defaults under a Qualified Contract, and any Losses resulting from the failure to effect an earlier implementation of any Modified Loan Procedures or distribution of a related Loan Notice, shall constitute Retained Liabilities.

        (d)  Miscellaneous.  (i)  The parties acknowledge that the term "Losses"
             -------------
             include actions, claims, losses, liabilities, damages, deficiencies, expenses (including reasonable attorneys' fees and expenses), interest, taxes and penalties arising from an Internal Revenue Service audit or from a claim asserted by an employer or plan participant, or their respective representatives, including without limitation any claim resulting from a correction or self-correction program permitted by the Internal Revenue Service (other than a claim initiated by Purchasers).

             (ii) In the event that the remedial actions set forth herein and agreed to by the parties is not sufficient to cure any inaccuracies in the representations of Provident and Sellers with respect to
             Section 2.8(d) and Section 2.14 of the Agreement, Provident and Sellers hereby agree to execute and deliver all other documents and instruments and take all other remedial action as may be necessary to effect the cure of such inaccuracies.

             (iii) Nothing herein is intended to limit the indemnification or other rights of Parent or Purchasers under the terms of the Agreement, which shall remain in full force and effect, as supplemented by this letter agreement.

        2.   Bifurcated Closing.  (a)  The parties agree that the Closing
             ------------------
             by the Agreement shall be effected pursuant to two separate closings, relating to the WNL Contracts (the "AGAIC Closing") and the VALIC Contracts (the "VALIC Closing"), respectively. Each of the AGAIC Closing and the VALIC Closing shall occur at a time and place as Parent and Provident may mutually agree, following the satisfaction or waiver of all conditions set forth in Articles 5 and 6 of the Agreement concerning the parties' respective obligations to consummate the transactions contemplated in the Agreement, as such conditions relate to the AGAIC Closing and the VALIC Closing, respectively. Each of the AGAIC Closing and the VALIC Closing shall be effective as of 11:59 p.m. on April 30, 1998.

             (b) The reference to May 31, 1998 in Paragraph 1 of the letter agreement dated March 24, 1998, executed by the parties hereto, is hereby replaced with a reference to "June 30, 1998."

             (c) With respect to the AGAIC Closing, the term "Closing Date" shall mean the date on which the Investment Assets applicable to the WNL Contracts are authorized for transfer to AGAIC. With respect to the VALIC Closing, the term "Closing Date" shall mean the date on which the Investment Assets applicable to the VALIC Contracts are authorized for transfer to VALIC.

             (d) The parties acknowledge that the Transferred Assets for the AGAIC Closing and the VALIC Closing will not include any (i) Books and Records, (ii) Transferred Contracts, or (iii) lockboxes and bank accounts. Therefore, the parties agree that the Bills of Sale and the General Assignment and Assumption Agreements are hereby waived as closing conditions pursuant to Sections 1.6, 5.1, 6.1 and 9.8 of the Agreement.

             (e) With respect to the AGAIC Closing and the VALIC Closing, the term "Insurance Contracts" shall include the contracts issued by Sellers on or before November 15, 1998, on applications dated on or before May 15, 1998.

             (f) At the AGAIC Closing, Sellers will deliver to WNL the assets then included in the Pool other than those listed on Exhibit B
                                                                  ---------
             hereto (such excluded assets, the "Excluded Investment Assets"). The Excluded Investment Assets consist of (i) assets withheld pending the VALIC Closing, and (ii) assets estimated for settlement of the cash amounts owed by Purchasers to Sellers under Section 1.3(e) of the Agreement. The Excluded Investment Assets shall be retained in the Pool and subject to continued investment and reinvestment pursuant to Section 1.3 of the Agreement. At the VALIC Closing, Sellers will deliver to VALIC all assets then included in the Pool, net of amounts owed to Sellers or Purchasers under
             Section 1.4(b) of the Agreement (as modified by Paragraph 4 hereof). The deliveries provided in this Paragraph 2(f) shall be in satisfaction of Sellers' delivery obligations under Section 1.3(d) of the Agreement.

             (g) At the AGAIC Closing, Provident and Sellers shall deliver to Parent and Purchasers the Preliminary Reconciliation contemplated by Section 1.3(e) of the Agreement with respect to the portion of the Business represented by the WNL Contracts (provided that such Preliminary Reconciliation shall cover the period through March 31,
             1998), and the parties shall make the payments contemplated by the second sentence of Section 1.3(e) of the Agreement based upon the amounts reflected therein. If the VALIC Closing occurs prior to the delivery of the Reconciliation contemplated by Paragraph 2(h) hereof, Provident and Sellers shall deliver to Parent and Purchasers, at the VALIC Closing, the Preliminary Reconciliation contemplated by Section 1.3(e) of the Agreement with respect to the portion of the Business represented by the VALIC Contracts (provided that such Preliminary Reconciliation shall cover the period through March 31, 1998), and the parties shall make the payments contemplated by the second sentence of Section 1.3(e) of the Agreement based upon the amounts reflected therein. If the VALIC Closing occurs at or after the delivery of the Reconciliation contemplated by Paragraph 2(h) hereof, and on or before June 30, 1998, the Reconciliation so delivered will include, in lieu of a separate Preliminary Reconciliation with respect to the VALIC Contracts, a separate computation of such cash payment as may be required to be made at the VALIC Closing, and the parties shall make the payments contemplated by the second sentence of Section 1.3(e) of the Agreement based upon the amounts reflected therein.

             (h) Provident shall, on or before June 30, 1998, prepare the Reconciliation contemplated by Section 1.4(a) of the Agreement with respect to the portion of the Business represented by the WNL Contracts and the portion of the Business represented by the VALIC Contracts, reflecting a proposed reconciliation of Net Cash From the Business through April 30, 1998. Such Reconciliation shall separately reflect a reconciliation of the Net Cash From the Business attributable to the WNL Contracts. The parties shall utilize the procedures set forth in Section 1.4 of the Agreement to determine the amount of cash or securities, if any, to be transferred from one party to the other by reason of any difference between the Preliminary Reconciliation payments made pursuant to Paragraph 2(g) hereof and the Final Reconciliation determined pursuant to Section
             1.4 of the Agreement.

        3.   State Insurance Regulatory Approvals.  The parties agree to amend
             ------------------------------------
             the Agreement, and revise the form of the Ancillary Agreements, to the extent agreed upon to obtain state insurance regulatory approvals.

        4.   Post-Closing Adjustments.  In order to correct a typographical
             ------------------------
             error, Section 1.4(b) of the Agreement shall be deleted and replaced its entirety with the following:

             (b) In the event the amount of Net Cash From the Business reflected on the Final Reconciliation exceeds the amount of Net Cash From the Business reflected on the Preliminary Reconciliation, Sellers shall transfer to Purchasers additional cash equal to the amount of such difference. In the event the amount of Net Cash From the Business reflected on the Preliminary Reconciliation exceeds the amount of Net Cash From the Business reflected on the Final Reconciliation, Purchasers shall transfer to Sellers additional cash or securities held in the Pool equal to the amount of such difference. Any transfer of cash required under this Section
                   1.4 shall be made within ten Business Days of the date of the delivery of the Final Reconciliation to Purchasers, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

        5.   Treatment of Separate Accounts.  On or before May 21, 1998, the
             ------------------------------
             parties shall file with the New York Department of Insurance forms of Separate Account Administrative Services Agreements for the purposes of obtaining approval of the New York Department of Insurance for PNAC, PRV and VALIC to enter into such Agreements.

        6.   Amendment of Provisions Relating to License Agreement.  Paragraph
             -----------------------------------------------------
             2 of the March Amendment and Sections 1.6(c)(ii) and 1.6(f)(ii) of the Agreement shall be deleted in their entirety.

        7.   No Other Amendments.  No other amendments to the Agreement, except
             -------------------
             those expressly set forth herein and in the March Amendment, are intended by the parties hereto, and the Agreement, as amended hereby and by the March Amendment, shall continue and remain in full force and effect. The agreements set forth herein and in the March Amendment do not, except as expressly provided in the March Amendment or herein, constitute a waiver of any right or claim that the parties may have under the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date above.

                                     PROVIDENT COMPANIES, INC.

                                      /s/ Henry T. Hardin III
                                     ------------------------------------------
                                     Name:  Henry T. Hardin III
                                     Title: Vice President and Senior Counsel

                                     PROVIDENT LIFE AND ACCIDENT
                                     INSURANCE COMPANY

                                      /s/ Henry T. Hardin III
                                     ------------------------------------------
                                     Name:  Henry T. Hardin III
                                     Title: Vice President and Senior Counsel

                                     PROVIDENT NATIONAL ASSURANCE
                                     COMPANY

                                      /s/ Henry T. Hardin III
                                     ------------------------------------------
                                     Name:  Henry T. Hardin III
                                     Title: Vice President and Senior Counsel

                                     THE PAUL REVERE LIFE INSURANCE
                                     COMPANY

                                      /s/ Henry T. Hardin III
                                     ------------------------------------------
                                     Name:  Henry T. Hardin III
                                     Title: Vice President and Senior Counsel

                                     THE PAUL REVERE VARIABLE ANNUITY
                                     INSURANCE  COMPANY

                                      /s/ Henry T. Hardin III
                                     ------------------------------------------
                                     Name:  Henry T. Hardin III
                                     Title: Vice President and Senior Counsel

                                     THE PAUL REVERE PROTECTIVE LIFE
                                     INSURANCE  COMPANY

                                      /s/ Henry T. Hardin III
                                     ------------------------------------------
                                     Name:  Henry T. Hardin III
                                     Title: Vice President and Senior Counsel

                                     AMERICAN GENERAL CORPORATION

                                     /s/ Nicholas R. Rasmussen
                                     ------------------------------------------
                                     Name:  Nicholas R. Rasmussen
                                     Title: Senior Vice President--
                                            Corporate Development

                                     AMERICAN GENERAL ANNUITY INSURANCE
                                     COMPANY (formerly Western National Life
                                     Insurance Company)

                                      /s/ Michael J. Akers
                                     ------------------------------------------
                                     Name:  Michael J. Akers
                                     Title: Executive Vice President

                                     THE VARIABLE ANNUITY LIFE INSURANCE
                                     COMPANY

                                      /s/ Craig R. Rodby
                                     ------------------------------------------
                                     Name:  Craig R. Rodby
                                     Title: Vice Chairman

                                   EXHIBIT A

                                 ENDORSEMENTS

                 Group Annuity Contract/Certificate Amendment

The tax qualification of the Tax-Sheltered Annuity (TSA) Contract and Certificates thereto require that:

  1. The Tax-Sheltered Annuity (TSA) Contract is established for the exclusive benefit of the Participants and their Beneficiaries. Each Participant's interest is nonforfeitable. A Participant's interest in the Contract is not transferable.

  2. Purchase Payments are flexible. Purchase Payments in any taxable year may not exceed the limits described in Sections 403(b), 415(c), or 402(g) of the Internal Revenue Code of 1986, as amended ("Code"), as applicable to the type of contribution being made, and taking into account such other contributions as are required to be aggregated with the Purchase payments in applying these limits. The preceding limits shall not apply to a rollover contribution or a direct transfer permitted under the Code. Purchase Payments must be in cash only.

  3. "Includible Compensation" means, in the case of any employee, the amount of compensation which is received from the employer described in Code Section 403(b)(1)(A), and which is includible in gross income (computed without regard to Code Section 911) for the most recent period (ending not later than the close of the taxable year) which under Code Section 403(b)(4) may be counted as one year of service. Such term does not include any amount contributed by the employer for any annuity contact to which Code Section 403(b) applies or any other employee pre-tax salary reductions, except to the extent permitted under Code Section 403(b).

  4. Except to the extent of any amounts which have been held in 403(b) annuity contract or custodial account since December 31, 1986, the entire interest of the Participant Account must commence to be distributed to him not later than April 1 immediately following the calendar year in which he attains age 70 1/2, or retires, whichever is later. The distribution may be made to the individual either in a lump sum or in amounts to be paid over (a) the life of the Participant, or the lives of the Participant and his beneficiary, or (b) a period certain not extending beyond the life expectancy of the Participant, or the life expectancies of the Participant and his beneficiary. The entire interest of the Participant Account shall also be subject to the appropriate incidental benefit requirements of Code Sections 403(b)(10) and 401(a)(9). The life expectancy of the Participant and of a beneficiary that is the Participant's spouse shall be recalculated each year unless the Participant otherwise elects. Life expectancies shall be determined as provided in Code Section 401(a)(9). Required distributions from a TSA are not eligible for tax-free rollovers.

  5. To qualify as a contract which can defer compensation under an Internal Revenue Code Section 403(b) annuity contract, the withdrawal restrictions under Internal Revenue Code Section 403(b)(11) must be met.

     To the extent required under Code Section 403(b)(11), withdrawals of contributions to an annuity contract which were made pursuant to a salary reduction agreement, and of earnings attributable to such contributions, may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Internal Revenue Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contributions and not to any income attributed to such contributions. The same or similar restrictions shall apply to all amounts transferred from a Code Section 403(b)(7) custodial account.

     There is an additional tax on early distributions from your TSA before you reach age 59 1/2. Except as otherwise provided in the Code, the tax is 10% of the taxable portion of the distribution. Exceptions to the additional tax, which are subject to legislative revisions, generally include distributions: (1) to an employee who has separated from service, if those distributions are part of a scheduled series of substantially equal periodic payments for the life of the Participant (or the joint lives of the Participant and the Participant's beneficiary) or the life expectancy of the Participant (or the joint life expectancies of the Participant and the Participant's beneficiary); (2) to an employee who has separated from service after attaining age 55; (3) a distribution which is used to pay medical expenses to the extent the expenses are deductible under Sec. 213 (determined without regard to whether the taxpayer itemizes deductions);
     (4) distributions after the death of the employee; (5) distributions after the disability of the employee.

  6. Upon the death of the Participant, the following distribution provisions shall take effect:

     (a) If the Participant dies after distribution of his interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

     (b) If the Participant dies before distribution of his interest commences, the Participant's entire interest will be distributed no later than 5 years after the Participant's death. If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in equal installments over the life expectancy of the designated Beneficiary, commencing no later than 1 year after the Participant's death.

     If the designated Beneficiary is the Participant's Surviving Spouse, the Surviving Spouse may elect to treat the contract as his or her own to the extent permitted under the Code.

     (c) Where the survivor payee is a person other than the Participant's Spouse, an election under Option III - Joint and Survivor Life Annuity, can be made only if the present value of the Annuity payments to be paid to the Participant exceeds 50 percent of the present value of the Annuity payments to be paid to the Participant and his or her survivor.

  7. The Participant will, at all times, be 100% vested in the value of the Participant Account.

  8. If any benefit payable to the Participant under this Contract or Certificate constitutes an "eligible rollover distribution" within the meaning of Section 402 of the Code, the Participant may elect to have such distribution paid directly to an "eligible retirement plan" in a transaction designated under the Code as a "direct rollover." Before any eligible rollover distribution is made, the Participant will be provided a written explanation of his or her rights to make a direct rollover and the consequences of not making a direct rollover. No surrender, withdrawal, or other benefit distribution that constitutes an eligible rollover distribution will be made to the Participant under the Contract or Certificate unless the Code's requirements applicable to eligible rollover distribution have been satisfied.

  9.  Separate records will be maintained for the interest of each Participant.

  10. The Company, as issuer of a Tax-Sheltered Annuity (TSA), shall furnish annual calendar year reports concerning the status of such Annuity.

  All provisions of the Contract and Certificate stay the same except where changed by this Endorsement. The Date of Issue of this Endorsement is the same as that of the Contract or the Certificate, as applicable.

  Signed for the Company at Worcester, Massachusetts.

                                             [Insert Company Name]


                                                             Secretary

                          Individual Annuity Amendment


The tax qualification of the Tax-Sheltered Annuity (TSA) Contract and Certificates thereto require that:

  1. The Tax-Sheltered Annuity (TSA) Contract is established for the exclusive benefit of the Participants and their Beneficiaries. Each Participant's interest is nonforfeitable. A Participant's interest in the Contract is not transferable.

  2. Purchase Payments are flexible. Purchase Payments in any taxable year may not exceed the limits described in Sections 403(b), 415(c), or 402(g) of the Internal Revenue Code of 1986, as amended ("Code"), as applicable to the type of contribution being made, and taking into account such other contributions as are required to be aggregated with the Purchase payments in applying these limits. The preceding limits shall not apply to a rollover contribution or a direct transfer permitted under the Code. Purchase Payments must be in cash only.

  3. "Includible Compensation" means, in the case of any employee, the amount of compensation which is received from the employer described in Code Section 403(b)(1)(A), and which is includible in gross income (computed without regard to Code Section 911) for the most recent period (ending not later than the close of the taxable year) which under Code Section 403(b)(4) may be counted as one year of service. Such term does not include any amount contributed by the employer for any annuity contact to which Code Section 403(b) applies or any other employee pre-tax salary reductions, except to the extent permitted under Code Section 403(b).

  4. Except to the extent of any amounts which have been held in a 403(b) annuity contract or custodial account since December 31, 1986, the entire interest of the Participant Account must commence to be distributed to him not later than April 1 immediately following the calendar year in which he attains age 70 1/2, or retires, whichever is later. The distribution may be made to the individual either in a lump sum or in amounts to be paid over
     (a) the life of the Participant, or the lives of the Participant and his beneficiary, or (b) a period certain not extending beyond the life expectancy of the Participant, or the life expectancies of the Participant and his beneficiary. The entire interest of the Participant Account shall also be subject to the appropriate incidental benefit requirements of Code Sections 403(b)(10) and 401(a)(9). The life expectancy of the Participant and of a beneficiary that is the Participant's spouse shall be recalculated each year unless the Participant otherwise elects. Life expectancies shall be determined as provided in Code Section 401(a)(9). Required distributions from a TSA are not eligible for tax-free rollovers.

  5. To qualify as a contract which can defer compensation under an Internal Revenue Code Section 403(b) annuity contract, the withdrawal restrictions under Internal Revenue Code Section 403(b)(11) must be met.

     To the extent required under Code Section 403(b)(11), withdrawals of contributions to an annuity contract which were made pursuant to a salary reduction agreement, and of earnings attributable to such contributions, may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Internal Revenue Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contributions and not to any income attributed to such contributions. The same or similar restrictions shall apply to all amounts transferred from a Code Section 403(b)(7) custodial account.

     There is an additional tax on early distributions from your TSA before you reach age 59 1/2. Except as otherwise provided in the Code, the tax is 10% of the taxable portion of the distribution. Exceptions to the additional tax, which are subject to legislative revisions, generally include distributions: (1) to an employee who has separated from service, if those distributions are part of a scheduled series of substantially equal periodic payments for the life of the Participant (or the joint lives of the Participant and the Participant's beneficiary) or the life expectancy of the Participant (or the joint life expectancies of the Participant and the Participant's beneficiary); (2) to an employee who has separated from service after attaining age 55; (3) a distribution which is used to pay medical expenses to the extent the expenses are deductible under Sec. 213 (determined without regard to whether the taxpayer itemizes deductions); (4) distributions after the death of the employee; (5) distributions after the disability of the employee.

  6. Upon the death of the Participant, the following distribution provisions shall take effect:
     (a) If the Participant dies after distribution of his interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

     (b) If the Participant dies before distribution of his interest commences, the Participant's entire interest will be distributed no later than 5 years after the Participant's death. If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in equal installments over the life expectancy of the designated Beneficiary, commencing no later than 1 year after the Participant's death.

     If the designated Beneficiary is the Participant's Surviving Spouse, the Surviving Spouse may elect to treat the contract as his or her own to the extent permitted under the Code.

     (c) Where the survivor payee is a person other than the Participant's Spouse, an election under Option III - Joint and Survivor Life Annuity, can be made only if the present value of the Annuity payments to be paid to the Participant exceeds 50 percent of the present value of the Annuity payments to be paid to the Participant and his or her survivor.

  7. The Participant will, at all times, be 100% vested in the value of the Participant Account.

  8. If any benefit payable to the Participant under this Contract or Certificate constitutes an "eligible rollover distribution" within the meaning of Section 402 of the Code, the Participant may elect to have such distribution paid directly to an "eligible retirement plan" in a transaction designated under the Code as a "direct rollover." Before any eligible rollover distribution is made, the Participant will be provided a written explanation of his or her rights to make a direct rollover and the consequences of not making a direct rollover. No surrender, withdrawal, or other benefit distribution that constitutes an eligible rollover distribution will be made to the Participant under the Contract or Certificate unless the Code's requirements applicable to eligible rollover distributions have been satisfied.

  9.  Separate records will be maintained for the interest of each Participant.

  10. The Company, as issuer of a Tax-Sheltered Annuity (TSA), shall furnish annual calendar year reports concerning the status of such Annuity.

  All provisions of the Contract and Certificate stay the same except where changed by this Endorsement. The Date of Issue of this Endorsement is the same as that of the Contract or the Certificate, as applicable.

  Signed for the Company at Worcester, Massachusetts.

                                        [Insert Company Name]


                                                             Secretary

                                   EXHIBIT B

                          EXCLUDED INVESTMENT ASSETS

June 29, 1998

     This letter agreement confirms and documents the agreement among the undersigned as to certain modifications to the Asset Transfer and Acquisition Agreement, dated as of December 8, 1997 (as supplemented hereby and by the letter agreements dated March 24, 1998, and May 15, 1998, the "Agreement"), entered into by and among Provident Companies, Inc., Provident Life and Accident Insurance Company, Provident National Assurance Company, The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company, and American General Corporation, American General Annuity Insurance Company (formerly Western National Life Insurance Company) ("AGAIC"), and The Variable Annuity Life Insurance Company ("VALIC"). Capitalized terms used but not otherwise defined herein are intended to have the meanings assigned to them in the Agreement.

     Notwithstanding anything herein to the contrary, the parties acknowledge and agree that no transaction among the insurance companies shall predate January 1, 1998.

1.   Determination of Investment Assets and Cash Payments. The parties
     ----------------------------------------------------
agree that Section 1.3 of the Agreement shall be deleted in its entirety, and the following substituted in its place:

          "1.3 DETERMINATION OF INVESTMENT ASSETS AND CASH PAYMENTS.
               ----------------------------------------------------

               (a) Schedule 1.3(A) shall be prepared as a listing of investment assets (the "Initial Seller Portfolio") included in the pool (the "Pool"), together with their market values as of January 1, 1998, as agreed to by the parties. Sellers shall segregate the assets constituting the Pool on their books and records and shall maintain records of all transactions in assets included in the Pool from time to time through the Closing Date. Pursuant to the Subadvisory Agreement, Parent shall serve as subadvisor in respect of the Pool and pursuant to such authority shall have the authority to direct the disposition of investment securities included in the Pool and to direct the purchase of investment securities for inclusion in the Pool (such purchases to be funded from Net Cash From the Business (as defined herein) then available). On each Business Day Provident will produce and deliver to Parent a good faith estimate of the Net Cash From the Business through the close of business on the preceding Business Day, which estimate will be prepared on a basis consistent with Provident's existing internal reporting systems and procedures. Provident and Parent agree that Net Cash From the Business reflected in the daily good faith estimates thereof shall be available for investment by such subadvisor on the Business Day following delivery of such estimate.

               (b) On the Closing Date, Sellers will deliver to Purchasers the assets then included in the Pool (the "Investment Assets"), which shall consist of (i) the Initial Seller Portfolio plus (ii) those investment
                                                 ----
     assets which, on and after January 1, 1998 and prior to the Closing Date, are purchased for inclusion in the Pool from Net Cash From the Business ("Pool Asset Additions") minus (iii) those investment assets in the Pool
                              -----
     (including any Pool Asset Additions) which, on and after January 1, 1998, and prior to the Closing Date, are (x) redeemed by the issuer thereof, (y) mature in accordance with their terms, or (z) sold ("Pool Asset Reductions").

               (c) In addition, prior to the Closing Date, Provident and Sellers shall deliver to Parent and Purchasers an estimated reconciliation of Net Cash From the Business through the Closing Date (the "Preliminary Reconciliation") and a certification of the treasurer of Provident that all items on the Preliminary Reconciliation were estimated in good faith by Sellers and were based upon the books and records of Sellers. If (i) the Net Cash From the Business reflected on the Preliminary Reconciliation is a positive number, Sellers will pay to Purchasers cash in an amount equal to such amount; and (ii) if the Net Cash From the Business reflected on the Preliminary Reconciliation is a negative number, Purchasers will pay to Sellers at Closing cash in such amount.

               (d) For purposes of this Agreement, "Initial Cash Balance"
     shall mean an amount equal to (i) the amount of Adjusted Statutory Reserves and Other Statutory Liabilities attributable to the Insurance Contracts in force as of January 1, 1998, as determined in accordance with Applicable SAP, consistently applied, minus (ii) the aggregate market value as of
                                -----
     January 1, 1998, of the assets included in the Pool as of such date, minus
                                                                          -----
     (iii) policy loans to contract holders under Insurance Contracts intended to be reinsured by Purchasers as of January 1, 1998, minus (iv) a receivable from Provident and Sellers equal to the index option component of reserves for those contracts described in Schedule 4.18, minus (v) the
                                                                 -----
     Ceding Commission.

               (e) For purposes of this Agreement, "Net Cash From the Business" shall mean an amount equal to the sum of (i) the Initial Cash Balance plus
                                                                           ----
     (ii) net cash proceeds received by Sellers in respect of Pool Asset Reductions plus (iii) net cash proceeds attributable to interest received
                ----
     by Sellers after January 1, 1998 and prior to the Closing Date in respect of assets in the Pool minus (iv) cash used to fund Pool Asset Additions
                           -----
     plus (v) premiums paid and additional deposits made after January 1, 1998
     ----
     and prior to the Closing Date in respect of Insurance Contracts intended to be reinsured by Purchasers minus (vi) withdrawals and benefits paid after
                                -----
     January 1, 1998 and prior to the Closing Date in respect of Insurance Contracts intended to be reinsured by Purchasers plus (vii) cash proceeds
                                                      ----
     received by Sellers after January 1, 1998 and prior to the Closing Date from payments on policy loans to contract holders under Insurance Contracts which are intended to be reinsured by Purchasers minus (viii) cash used to
                                                      -----
     fund, after January 1, 1998 and prior to the Closing Date, policy loan advances to contract holders under Insurance Contracts which are intended to be reinsured by Purchasers plus (ix) cash payments received by Sellers
                                   ----
     after January 1, 1998 and prior to the Closing Date, in respect of receivables relating to the Business minus (x) premium taxes, guaranty fund
                                          -----
     assessments that would not be Retained Liabilities and similar charges incurred by Sellers in respect of the Business after January 1, 1998 and prior to the Closing Date minus (xi) commissions incurred after January 1,
                               -----
     1998 and prior to the Closing Date in respect of Insurance Contracts intended to be reinsured by Purchasers (the amount of such commissions to be determined utilizing the commission schedule attached to the Reinsurance Agreements) minus (xii) other expenses of administering the Business after
                 -----
     January 1, 1998 and prior to the Closing Date (such expenses to be determined on a basis consistent with the schedule of fees for services to be rendered pursuant to the Transition Services Agreement).

Cross-references to the subparagraphs of Section 1.3 of the Agreement shall be changed, as appropriate, to reflect the foregoing restatement.

2.  Ceding Commission.  The parties agree that Section 1.5(a) of the Agreement
    -----------------
shall be deleted in its entirety, and the following substituted in its place:

               "(a) The ceding commission is $38.6 million (the "Ceding Commission")."

               The parties agree that Section 1.5(c) of the Agreement shall be deleted in its entirety, and the following substituted in its place:

    "(c) If (i) the amount of Final Annuity Reserves shown on the Final Reserves Statement exceeds 97.45% of the amount of Transferred Annuity Reserves, Parent shall pay to Provident an amount in cash equal to the percentage increase in such reserves multiplied by $58 million, and if (ii) the amount of Final Annuity Reserves shown on the Final Reserves Statement is less than 97.45% of the amount of Transferred Annuity Reserves, Provident shall pay to Parent an amount in cash equal to the percentage decrease in such reserves multiplied by $58 million. In no event shall the payment required by the preceding sentence exceed $11.6 million. Any such payment shall be made within ten Business Days of the date of resolution of all disputed items (or, if there is no dispute, after the parties reach agreement on the amount of Final Annuity Reserves included in the Final Reserves Statement). Any transfer of cash required under this Section 1.5 shall be made within ten Business Days of the date of the delivery of the Final Reconciliation to Purchasers, together with interest thereon from and including November 30, 1997 to but not including the date of such transfer, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997."

3.  Determination of Holding Company Investment Assets and Cash Payments.  The
    --------------------------------------------------------------------
parties agree that a new Section 1.7 of the Agreement shall be added, as follows:

          "1.7 DETERMINATION OF HOLDING COMPANY INVESTMENT ASSETS AND CASH
               -----------------------------------------------------------
    PAYMENTS.
    --------

               (a) Schedule 1.7(A) shall be prepared as a listing of investment assets (the "Preliminary Investment Assets") which Provident and Parent have agreed may be included in the Initial Holding Company Portfolio (as defined herein), together with an estimate of the Initial Cash Position (as defined herein) (such estimate, the "Estimated Initial Cash Position"). Provident has appointed Morgan Stanley, Dean Witter, Discover & Co. and Parent has appointed Bear, Stearns & Co., Inc.. and the parties have jointly appointed Credit Suisse First Boston Corporation (each of Morgan Stanley, Dean Witter, Discover & Co., Bear, Stearns & Co., Inc. and Credit Suisse First Boston Corporation being referred to individually as a "Valuer" and together as the "Valuers"). Provident and Parent shall each be responsible for the cost, if any, of the preparation of the Valuations produced by their respective Valuers and shall be jointly responsible for the cost, if any, of the Valuation prepared by Credit Suisse First Boston Corporation. Each Valuer shall produce a valuation of the Preliminary Investment Assets, based on the midpoint of the bid-ask spread, as of 4:00 p.m., New York City time, on December 8, 1997 (each such valuation referred to as a "Valuation" and together as the "Valuations"). The "Agreed Value" of each Preliminary Investment Asset shall be (i) the middle Valuation thereof plus (ii) the amount of investment income accrued on such Preliminary Investment Asset as of November 30, 1997.

               (b) As soon as practicable after the date of this Agreement, Provident shall deliver to Parent a statement ("Transferred Reserves Statement") setting forth the determination of the amount of Adjusted Statutory Reserves and Other Statutory Liabilities attributable to the Insurance Contracts in force as of November 30, 1997 (the "Transferred Reserves"), which amounts shall be determined in accordance with Applicable SAP consistently applied. Parent shall have the opportunity to review the Transferred Reserves Statement and Provident shall make available its personnel and relevant work papers as reasonably requested by Parent in connection with such review, for a period not to exceed 15 Business Days following delivery of the Transferred Reserves Statement. Any changes in the Transferred Reserves Statement that are agreed to by Parent and Provident within such 15-Business-Day period shall be incorporated into a final Transferred Reserves Statement (the "Final Transferred Reserves Statement"). If Parent and Provident are unable to agree with respect to the amount of the Transferred Reserves included in the Final Transferred Reserves Statement, they shall submit the dispute to an independent actuarial firm jointly selected by them (or selected by their respective actuarial advisors) (the "Independent Actuary"), whose determination of the amount of the Transferred Reserves shall be final and binding and reflected in the Final Transferred Reserves Statement; provided, that such amount shall be within the range of dollar amounts proposed by Parent and Provident, respectively.

               (c) Within ten Business Days following determination of the Transferred Reserves, Provident and Parent shall jointly agree upon a portfolio of assets from among the Preliminary Investment Assets (the "Initial Holding Company Portfolio") having an aggregate Agreed Value which, together with the Initial Cash Position, shall equal the sum of the Transferred Reserves minus $58 million minus a receivable from Provident
                         -----             -----
    equal to the index option component of reserves for those contracts described in Schedule 4.18 minus policy loans to contract holders under
                               -----
    Insurance Contracts intended to be reinsured as of November 30, 1997 (such sum, the "Net Asset Value"). In the event Provident and Parent are unable to produce an Initial Holding Company Portfolio having an aggregate Agreed Value equal to the Net Asset Value without subdivision of individual assets, the Initial Holding Company Portfolio shall consist of whole assets and the difference between the Net Asset Value and the aggregate Agreed Value of the assets composing the Initial Holding Company Portfolio (whether such difference is a positive or a negative number) shall constitute the "Initial Cash Position." The difference, if any, between the Initial Cash Position and the Estimated Initial Cash Position shall be referred to as the "Initial Cash Position Difference." Provident shall segregate the assets constituting the Initial Holding Company Portfolio on its books and records (the "Holding Company Pool") and shall maintain records of all transactions in assets included in the Holding Company Pool from time to time through December 31, 1997. Pursuant to the Subadvisory Agreement, Parent shall serve as subadvisor in respect of the Holding Company Pool through December 31, 1997, and pursuant to such authority shall have the authority to direct the disposition of investment securities included in the Holding

    Company Pool and to direct the purchase of investment securities for inclusion in the Holding Company Pool (such purchases to be funded from Net Cash Balance (as defined herein) then available, which shall include on December 8, 1997, an amount equal to the Estimated Initial Cash Position, together with interest thereon from November 30, 1997 to, but not including, December 8, 1997, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997). On each Business Day Provident will produce and deliver to Parent a good faith estimate of the Net Cash Balance through the close of business on the preceding Business Day, which estimate will be prepared on a basis consistent with Provident's existing internal reporting systems and procedures. Provident and Parent agree that (i) the Estimated Initial Cash Position shall be available for investment by the sub-advisor under the Subadvisory Agreement as of 4:00 p.m., New York City time, on December 8, 1997, (ii) the Initial Cash Position Difference (if a positive number) shall be available for investment by such subadvisor on the Business Day following its determination, and (iii) Net Cash Balance reflected in the daily good faith estimates thereof shall be available for investment by such subadvisor on the Business Day following delivery of such estimate.

               (d) For purposes of this Agreement, "Net Cash Balance" shall mean an amount equal to the sum of (i) the Estimated Initial Cash Position (including interest thereon from November 30, 1997 to but not including December 8, 1997, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997) plus the Initial Cash Position
                                         ----
    Difference (including interest thereon from November 30, 1997 to but not including the date on which the Initial Cash Position Difference is determined, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on November 30, 1997) minus (ii) cash used to fund those investment
                                 -----
    assets which, on and after November 30, 1997 and on or prior to December
    31, 1997, are purchased for inclusion in the Holding Company Pool from Net Cash Balance ("Holding Company Pool Asset Additions") plus (iii) net cash
                                                          ----
    proceeds received by Provident in respect of those investment assets in the Holding Company Pool (including any Holding Company Pool Asset Additions) which, after November 30, 1997, and on or prior to December 31, 1997, are
    (x) redeemed by the issuer thereof, (y) mature in accordance with their terms, or (z) sold ("Holding Company Pool Asset Reductions") plus (iv) net
                                                                 ----
    cash proceeds attributable to interest received by Provident after November 30, 1997 and on or prior to December 31, 1997 in respect of assets in the Holding Company Pool plus (v) premiums paid and additional deposits made
                         ----
    after November 30, 1997 and on or prior to December 31, 1997 in respect of Insurance Contracts intended to be reinsured minus (vi) withdrawals and
                                                 -----
    benefits paid after November 30, 1997 and on or prior to December 31, 1997, in respect of Insurance Contracts intended to be reinsured plus (vii) cash
                                                               ----
    proceeds received by Provident after November 30, 1997 and on or prior to December 31, 1997, from payments on policy loans to contract holders under Insurance Contracts which are intended to be reinsured minus (viii) cash
                                                           -----
    used to fund, after November 30, 1997 and on or prior to December 31, 1997, policy loan advances to contract holders under Insurance Contracts which are intended to be reinsured plus (ix) cash payments received by Provident
                                 ----
    after November 30, 1997 and on or prior to December 31, 1997, in respect of receivables relating to the Business minus (x) premium taxes, guaranty fund
                                         -----
    assessments that would not be Retained Liabilities and similar charges incurred by Provident in respect of the Business after November 30, 1997 and on or prior to

    December 31, 1997 minus (xi) commissions incurred after November 30, 1997
                      -----
    and on or prior to December 31, 1997 in respect of Insurance Contracts intended to be reinsured (the amount of such commissions to be determined utilizing the commission schedule attached to the Reinsurance Agreements) minus (xii) other expenses of administering the Business after November 30,
    -----
    1997 and on or prior to December 31, 1997 (such expenses to be determined on a basis consistent with the schedule of fees for services to be rendered pursuant to the Transition Services Agreement).

               (e) Provident shall, on or before the date that is 60 days after the Closing Date, prepare a proposed reconciliation (the "Holding Company Reconciliation") of the Net Cash Balance and the unrealized gains in the Holding Company Portfolio as of December 31, 1997 (the "Unrealized Gains") and a certification of the treasurer of Provident that all items on the Holding Company Reconciliation were determined in good faith by Provident and were based upon the books and records of Provident. Promptly after its preparation, Provident shall deliver copies of the Holding Company Reconciliation to Parent. Parent shall have the right to review the Holding Company Reconciliation and comment thereon for a period of 45 days after receipt thereof. Provident agrees that Parent and its accountants may have access to the accounting records of Provident relating to the preparation of the Holding Company Reconciliation for the purpose of conducting their review. Any changes in the Holding Company Reconciliation that are agreed to by Parent and Provident within such 45-day-period shall be incorporated into a final reconciliation of Net Cash Balance (the "Final Holding Company Reconciliation"). In the event that Purchasers and Provident are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Holding Company Reconciliation within such 45-day period, separate written reports of such item or items shall be made in concise form and shall be referred to such independent accounting firm as Parent and Provident shall mutually designate (the firm making such determination is referred to herein as the "Third Party Accountant"). The Third Party Accountant shall determine as promptly as practicable the manner in which such item or items shall be treated on the Final Holding Company Reconciliation; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Provident and Parent, respectively. The determinations by the Third Party Accountant as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Holding Company Reconciliation. The fees, costs and expenses of retaining the Third Party Accountant shall be shared equally by the parties. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Holding Company Reconciliation), Provident shall prepare the Final Holding Company Reconciliation and shall deliver copies of such Final Holding Company Reconciliation and such calculation to Parent.

               (f) In the event that the Initial Cash Balance exceeds the sum of Net Cash Balance plus $19.4 million minus Unrealized Gains reflected on the
                     ----               -----
    Final Holding Company Reconciliation, Parent shall transfer to Provident
    additional cash equal to the amount of such difference.   In the event that
    the sum of Net Cash Balance plus $19.4 million minus Unrealized Gains
                                ----               -----
    reflected on the Final Holding Company Reconciliation exceeds the Initial Cash Balance, Provident shall transfer to Parent additional cash equal to the amount of such difference. Any transfer of cash required under this
    Section 1.7 shall
    be made within ten Business Days of the date of the delivery of the Final Holding Company Reconciliation to Parent, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date."

4.  Reinsurance Agreements (PNAC and PRL).  In connection with the AGAIC
    -------------------------------------
Closing, each of PNAC and PRL entered into a Reinsurance Agreement, dated as of April 30, 1998, with AGAIC. The parties have agreed that such Reinsurance Agreements shall be cancelled and superceded by the Reinsurance Agreements executed and delivered by PNAC, PRL and VALIC at the VALIC Closing, effective as of April 30, 1998. All of the Insurance Contracts covered by such Reinsurance Agreements shall constitute VALIC Contracts.

5.  Reinsurance Agreements (PLA, PRV, and PRPL).  In connection with the AGAIC
    ----------------------
Closing, each of PLA, PRV, and PRPL entered into a Reinsurance Agreement, dated as of April 30, 1998, with AGAIC. The parties have agreed that such Reinsurance Agreements shall be cancelled and superceded by the Reinsurance Agreements executed and delivered by PLA, PRV, PRPL, and AGAIC at the VALIC Closing.

6.  New York Business of Sellers.  With respect to the VALIC Contracts issued by
    ----------------------------
PNAC and PRL, the parties have agreed as follows:

    (a)   Certain Additional Financial Information.  The following language
          ----------------------------------------
          shall be added as the last sentence of SECTION 2.17 of the Agreement:

          "Purchasers acknowledge that Sellers do not guaranty the profitability of the Reinsured Contracts."

    (b)   Crediting Rates.  The following language shall be added as the last
          ---------------
          two sentences of  SECTION 4.16 of the Agreement:

          "Notwithstanding the foregoing, with respect to the VALIC Contracts to which PNAC and PRL are parties, Sellers shall set all non-guaranteed elements of the Reinsured Contracts from and after the Effective Time (as defined in the respective Reinsurance Agreements), taking into account the recommendations of the Purchasers with respect thereto."

    (c)   Ancillary Documents.  For purposes of the VALIC Closing, the forms
          -------------------
          of Administrative Services Agreements and Reinsurance Agreements to which PNAC and PRL are parties, and the form of Transition Services Agreement, shall be modified to reflect the changes agreed to by the New York Insurance Department.

7.  Marketing Agreements.  The parties agree that the execution of certain
    --------------------
Marketing Agreements contemplated by Section 4.10 of the Agreement are hereby waived as closing conditions pursuant to Sections 1.6, 5.1, 6.1, and 9.8 of the Agreement. The terms of any marketing agreements to be entered into by Provident, Sellers, and Purchasers may be finalized and executed by the parties post-closing. The parties acknowledge that they have no obligation to execute such marketing agreements on or before June 30, 1998.

8.  403(b) Endorsement.  The parties acknowledge that (i) PNAC and PLA may have
    ------------------
issued Qualified Contracts in connection with plans intended to qualify for tax treatment under section 403(b) of the Code; and (ii) upon review of such contracts, the forms of Endorsement attached as Exhibit A to the letter agreement dated May 15, 1998, shall be modified and used to the extent necessary to bring such Qualified Contracts into compliance with section 403(b) of the Code. The forms of any such endorsements shall be prepared by Purchasers and shall be subject to prior approval by Sellers, which approval shall not be unreasonably withheld.

9.  Miscellaneous.  Any references to the Agreement in the Reinsurance
    -------------
Agreements, the Administrative Services Agreements, or the Transition Services Agreement delivered at the AGAIC Closing shall be deemed to be modified, as necessary, to incorporate the changes made by this letter agreement. Section
9.1 of the Agreement is deleted in its entirety and shall be replaced by the language set forth in Schedule 9.1 hereto. In addition, (i) references to
                      ------------
"Closing" shall refer to the AGAIC Closing or the VALIC Closing, as appropriate, and (ii) references to "Closing Date" shall refer to the AGAIC Closing Date or the VALIC Closing Date, as appropriate.


                        [Signatures on Following Pages]

          IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date above.

                              PROVIDENT COMPANIES, INC.


                              /s/ Henry T. Hardin III
                              --------------------------
                              Henry T. Hardin III
                              Vice President and
                              Assistant General Counsel

                              PROVIDENT LIFE AND ACCIDENT
                              INSURANCE COMPANY


                              /s/ Henry T. Hardin III
                              --------------------------
                              Henry T. Hardin III
                              Vice President and
                              Assistant General Counsel

                              PROVIDENT NATIONAL ASSURANCE
                              COMPANY


                              /s/ Henry T. Hardin III
                              --------------------------
                              Henry T. Hardin III
                              Vice President and
                              Assistant General Counsel

                              THE PAUL REVERE LIFE INSURANCE
                              COMPANY


                              /s/ Henry T. Hardin III
                              --------------------------
                              Henry T. Hardin III
                              Vice President and
                              Assistant General Counsel

                              THE PAUL REVERE VARIABLE ANNUITY
                              INSURANCE  COMPANY


                              /s/ Henry T. Hardin III
                             --------------------------
                              Henry T. Hardin III
                              Vice President and
                              Assistant General Counsel

                              THE PAUL REVERE PROTECTIVE LIFE
                              INSURANCE  COMPANY


                              /s/ Henry T. Hardin III
                              --------------------------
                              Henry T. Hardin III
                              Vice President and
                              Assistant General Counsel

                              AMERICAN GENERAL CORPORATION


                              /s/ Nicholas R. Rasmussen
                              ----------------------------
                              Name:  Nicholas R. Rasmussen
                              Title: Senior Vice President-Corporate Development

                              AMERICAN GENERAL ANNUITY INSURANCE
                              COMPANY (formerly Western National Life
                              Insurance Company)


                              /s/ Michael J. Akers
                              -----------------------
                              Name:  Michael J. Akers
                              Title: Executive Vice President

                              THE VARIABLE ANNUITY LIFE INSURANCE
                              COMPANY

                              /s/ Craig R. Rodby
                              ---------------------
                              Name:  Craig R. Rodby
                              Title: Vice Chairman

                                 SCHEDULE 9.1
                                 ------------


     9.1 DEFINITIONS. The following terms shall have the respective meanings set
         -----------
forth below throughout this Agreement:

     "1940 ACT" means the Investment Company Act of 1940, as amended, and all rules and regulations thereunder.

     "90-DAY TREASURY RATE" means the annual yield rate, on the date to which such 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

     "ADJUSTED STATUTORY RESERVES AND OTHER STATUTORY LIABILITIES" at any time means statutory reserves and other statutory liabilities of the Business appropriately includable in line items 1 through 25, except lines 11.4 and 24.1, of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), but excluding from such statutory reserves and other statutory liabilities the statutory liabilities included within Retained Liabilities.

     "ADMINISTRATIVE SERVICES AGREEMENTS" means the Administrative Services Agreements between each Seller and Purchaser, in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which such Purchaser shall provide certain administrative services to such Seller with respect to the Reinsured Contracts, and (ii) the consideration to be paid therefor.

     "ADVERTISEMENT" means any material designed to create public interest in insurance policies, annuity contracts and variable annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract.

     "AFFILIATE" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

     "AGREED VALUE" shall have the meaning set forth in Section 1.7(a).

     "ALLOCABLE AMOUNT" shall have the meaning set forth in Section 4.12(a).

     "ANCILLARY AGREEMENTS" means the Reinsurance Agreements, the Separate Account Transfer Agreements, the Administrative Services Agreements, the Separate Account Administration Agreements, the General Assignment and Assumption Agreements, the Bills of Sale, the Transition Services Agreement, the Marketing Agreements, and the License Agreement.

     "ANNUAL RATE" means the value of "r" in the expression (1 + r)n/365 - 1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

     "ANTITRUST DIVISION" shall have the meaning set forth in Section 4.6.

     "APPLICABLE SAP" means Tennessee SAP, in the case of PLA and PNAC, Massachusetts SAP, in the case of PRL and PRV and Delaware SAP, in the case of PRPL.

     "ASSIGNED AND ASSUMED CONTRACTS" means those contracts and other agreements material to the operation of the Business identified on Schedule 9.1(A).

     "ASSUMED LIABILITIES" shall mean all (i) liabilities and obligations first to be paid or performed after the Closing Date under or pursuant to the Assigned and Assumed Contracts, if any, (ii) liabilities for amounts payable after November 30, 1997 for returns or refunds of Premiums in respect of Insurance Contracts intended to be reinsured by Purchasers, and (iii) liabilities for guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on dates of insolvency after November 30, 1997.

     "BILL OF SALE" means the Bill of Sale which is substantially in the form of
   Exhibit 2.

     "BOOKS AND RECORDS" means the originals or copies of all customer lists, policy information, Insurance Contract forms and rating plans, disclosure and other documents and filings required under applicable securities laws, claim records, sales records, underwriting records, financial records, tax records and compliance records in the possession or control of Sellers and relating principally to the operation of the Business, including any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding any such records that are subject to the attorney-client privilege.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

     "BUSINESS" means the business of administering the Insurance Contracts, as currently conducted by Sellers.

     "CEDING COMMISSION" shall have the meaning provided in Section 1.5(a).

     "CLAIMS NOTICE" shall have the meaning set forth in Section 7.3.

     "CLOSING DATE" means (i) if the last of the conditions to Closing set forth in this Agreement is satisfied or waived in writing prior to the 15th day of a given month, then the Closing Date shall be the first day of the month following the month in which the last of the conditions was so satisfied or waived in writing, or (ii) if such satisfaction or waiver in writing occurs or is granted after the 15th day of any given month, then the Closing Date shall be the first day of the second month following the month in which the last of the closing conditions is so satisfied or waived; provided, however, that if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day; and provided further, that the Closing may occur on such other date as the parties may agree to in writing, provided however, that the Closing Date shall not be later than the date specified in
   Section 8.1(e).

     "CLOSING" means the closing of the transactions contemplated by this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended. Any citation to a provision of the Code includes a citation to any successor provision.

     "COMMISSION" means the United States Securities and Exchange Commission.

     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any contract or any applicable Law, Order, or Permit.

     "DELAWARE SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Delaware as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statement of PRPL.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations and interpretive Bulletins and other rulings of general applicability thereunder.

     "ESTIMATED INITIAL CASH POSITION" shall have the meaning set forth in
   Section 1.7(a).

     "FINAL ANNUITY RESERVES" shall have the meaning set forth in Section
   1.5(b).

     "FINAL HOLDING COMPANY RECONCILIATION" shall have the meaning set forth in
   Section 1.7(e).

     "FINAL RECONCILIATION" shall have the meaning set forth in Section 1.4(a).

     "FINAL RESERVES STATEMENT" shall have the meaning set forth in Section 1.5(b).

     "FINAL TRANSFERRED RESERVES STATEMENT" shall have the meaning set forth in
   Section 1.7(b).

     "FTC" shall have the meaning set forth in Section 4.6.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GENERAL ACCOUNT RESERVES" means the general account statutory reserves of Seller (without regard to the transactions contemplated by the Reinsurance Agreements) with respect to the Insurance Contracts determined pursuant to Applicable SAP, as such reserves would have been included in lines 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2, 10.3, 11.1, 11.2 and 11.3 of
   the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), excluding, however, any general account statutory reserve adjustments in relation to Separate Account Liabilities.

     "GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT" means the General Assignment and Assumption Agreement between each Seller and Purchasers which is substantially in the form of Exhibit 3.

     "HOLDING COMPANY POOL" shall have the meaning set forth in Section 1.7(c).

     "HOLDING COMPANY POOL ASSET ADDITIONS" shall have the meaning set forth in
   Section 1.7(d).

     "HOLDING COMPANY POOL ASSET REDUCTIONS" shall have the meaning set forth in
   Section 1.7(d).

     "HOLDING COMPANY RECONCILIATION" shall have the meaning set forth in
   Section 1.7(e).

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "INCOME TAX REGULATIONS" means the temporary or final regulations issued under the Code. Any citation to a provision of the Income Tax Regulations includes a reference to any successor regulatory provision.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.3.

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.3.

     "INDEPENDENT ACTUARY" shall have the meaning set forth in Section 1.7(b).

     "INITIAL CASH BALANCE" shall have the meaning set forth in Section 1.3(d).

     "INITIAL CASH POSITION" shall have the meaning set forth in Section 1.7(c).

     "INITIAL CASH POSITION DIFFERENCE" shall have the meaning set forth in
   Section 1.7(c).

     "INITIAL HOLDING COMPANY PORTFOLIO" shall have the meaning set forth in
   Section 1.7(c).

     "INITIAL SELLER PORTFOLIO" shall have the meaning set forth in Section 1.3(a).

     "INSURANCE CONTRACTS" means those contracts of insurance and annuities, and riders thereto and renewals, exchanges and extensions thereof, of Sellers described on Schedule 9.1(C) and new policies of like type issued after the date of this Agreement but before the Closing Date.

     "INVESTMENT ASSETS" shall have the meaning set forth in Section 1.3(b).

     "IRS" means the United States Internal Revenue Service.

     "KNOWLEDGE" shall be interpreted for the purposes of this Agreement as follows: (i) a matter will be deemed to be within the "knowledge of Sellers" if (A) such matter is as of the date of the execution of this Agreement actually known to any of the Seller Key People, or (B) in light of the positions held by the Seller Key People, but taking into account that the due diligence undertaken by the Seller Key People prior to the execution of this Agreement was limited to reviewing materials accessible to the Seller Key People without informing other individuals of the transactions contemplated by this Agreement, the matter would reasonably be expected to be known by the Seller Key People; and (ii) a matter will be deemed to be within the "knowledge of Purchasers" if it is actually known to any of the Purchaser Key People as of the date of the execution of this Agreement after reasonable inquiry.

     "LAW" means any domestic or foreign federal, state or local code, law, statute, ordinance, regulation, rule, reporting or licensing requirement, policy, guideline, administrative interpretation or other requirement (including those of the Commission, NASD, NAIC and any state) applicable to the parties hereto, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

     "LICENSE AGREEMENT" means the software license agreement to be entered into on or prior to the Closing Date among Sellers and Purchasers, in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which Sellers will grant a license to use the software described in Schedule 9.1(B), and (ii) the consideration to be paid therefor.

     "LOSS" and "LOSSES" shall mean actions, claims, losses, liabilities, damages, deficiencies, costs, expenses (including reasonable attorneys' fees and expenses), interest, taxes and penalties.

     "MARKETING AGREEMENTS" means the marketing agreements to be entered into by Parent, each Purchaser, Provident and each Seller pursuant to Section 4.10.

     "MASSACHUSETTS SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the Commonwealth of Massachusetts as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of PRL and PRV.

     "MATERIAL" shall have the following meaning: A matter will be deemed to be "material" in connection with any provision of this Agreement if such matter would be considered significant by a reasonable acquiror of the Business in the context of the particular provision in which the word "material" appears.

     "NAIC" means the National Association of Insurance Commissioners.

     "NASD" shall mean the National Association of Securities Dealers, Inc., including its Subsidiary, NASD Regulation, Inc.

     "NET ASSET VALUE" shall have the meaning set forth in Section 1.7(c).

     "NET CASH BALANCE" shall have the meaning set forth in Section 1.7(d).

     "NET CASH FROM THE BUSINESS" shall have the meaning set forth in Section 1.3(e).

     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, or other governmental or regulatory agency or authority.

     "PARENT" shall have the meaning set forth in the first paragraph of this Agreement.

     "PERMITS" means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws or governmental or regulatory bodies.

     "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit (including, but not limited to, the Business), division or other entity.

     "PLA" shall have the meaning set forth in the first paragraph of this Agreement.

     "PNAC" shall have the meaning set forth in the first paragraph of this Agreement.

     "POOL ASSET ADDITIONS" shall have the meaning set forth in Section 1.3(b).

     "POOL ASSET REDUCTIONS" shall have the meaning set forth in Section 1.3(b).

     "POOL" shall have the meaning set forth in Section 1.3(a).

     "POST-CLOSING CONTRACTS" shall have the meaning set forth in Section 4.15.

     "PRELIMINARY INVESTMENT ASSETS" shall have the meaning set forth in Section 1.7(a).

     "PRELIMINARY RECONCILIATION" shall have the meaning set forth in Section 1.3(c).

     "PREMIUMS" means premiums and annuity considerations, deposits and similar receipts with respect to the Insurance Contracts.

     "PRL" shall have the meaning set forth in the first paragraph of this Agreement.

     "PROVIDENT" shall have the meaning set forth in the first paragraph of this Agreement.

     "PRPL" shall have the meaning set forth in the first paragraph of this Agreement.

     "PRV" shall have the meaning set forth in the first paragraph of this Agreement.

     "PURCHASER INDEMNITEES" shall have the meaning set forth in Section 7.2(a).

     "PURCHASER KEY PEOPLE" means the individuals set forth in Schedule 9.1(D).

     "PURCHASER MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on the ability of Parent or either Purchaser to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby.

     "PURCHASER" shall have the meaning set forth in the first paragraph of this Agreement.

     "QUALIFIED CONTRACT" means an Insurance Contract issued in connection with a plan intended to qualify for tax treatment under section 401(a), 403(a), 403(b), 408 or 457 of the Code.

     "RECONCILIATION" shall have the meaning set forth in Section 1.4(a).

     "REINSURANCE AGREEMENTS" means the Reinsurance Agreements between each Seller and each Purchaser, substantially in the form of Exhibit 1, which set forth (i) the terms and conditions upon which certain Adjusted Statutory Reserves and Other Statutory Liabilities of such Seller will be reinsured by Purchasers, and (ii) the consideration to be paid therefor.

     "REPLACEMENT TRANSACTION" means a transaction in which a new annuity contract or variable annuity contract is to be purchased by a prospective insured and the proposing producer should know that one or more existing annuity contracts or variable annuity contracts is to be lapsed, forfeited, surrendered, reduced in value or pledged as collateral for greater than 25% of the loan value set forth in the policy.

     "RESERVES STATEMENT" shall have the meaning set forth in Section 1.5(b).

     "RETAINED LIABILITIES" means the following:

          (i) all liabilities of the Business (other than the Adjusted Statutory Reserves and Other Statutory Liabilities and obligations under contracts and agreements) that have, as of November 30, 1997, either (without duplication) (x) been accrued by a Seller on such Seller's books prepared in accordance with Applicable SAP (to the extent of the amount of such accrual) or (y) been asserted by a third party claimant in a writing received by a Seller or any of its Affiliates prior to November 30, 1997;

          (ii) notwithstanding anything to the contrary contained in this Agreement, any liability for compensatory, consequential, exemplary, punitive or similar damages or other loss, or any fines or other statutory penalties, which results from (i) any claim, or (ii) any action relating to (x) any alleged or actual act, error or omission by any Seller or any of their Affiliates, agents or representatives, prior to the Closing Date, whether intentional or otherwise, or (y) any reckless conduct or bad faith by any Seller or any of their Affiliates, agents or representatives, in connection with the handling of any claim under any of the Insurance Contracts (including, but not limited to, liability arising from failure by the Seller or any of its Affiliates, agents or representatives, to settle within the limit of any policy, or by reason of alleged or actual negligence or bad faith of the Seller or any of its Affiliates, agents or representatives, in rejecting an offer of settlement or in the preparation of defense or in the trial of any action against an owner, insured or beneficiary of the Seller or any of its Affiliates, agents or representatives, or in the preparation or prosecution of an appeal consequent upon such action) or in connection with the marketing, sale, issuance, delivery, cancellation or administration of any of the Insurance Contracts (including, but not limited to, (s) failure to comply with applicable laws regulating Advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions, and (t) liability arising from claims relating to Advertisements, errors or omissions relating to policy information disclosure, failure to employ standards to determine if the purchase of a policy or contract is suitable for an applicant, engaging in unfair methods of competition or deceptive acts or practices and Replacement Transactions (other than obligations to pay benefits or other amounts or to take any other actions specifically provided for under such Insurance Contracts as originally issued and subsequently amended or supplemented prior to November 30, 1997)). For the avoidance of doubt, the foregoing would include any claims related to "market conduct" or other sales practices of any Seller, Provident, or any of their Affiliates, employees, advisers or agents;

          (iii) any liability or loss incurred or suffered as a result of any claim by any present or former employee, agent or broker of a Seller or any of its Affiliates who performed or performs services in the Business, that (x) relates to the employment, agency or brokerage relationship of such present or former employee, agent or broker with such Seller or any of its Affiliates, and (y) arose out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to the Closing Date;

          (iv) Adjusted Statutory Reserves and Other Statutory Liabilities and Separate Account Liabilities (subject to the obligations of Purchasers under the Reinsurance Agreements and the Separate Account Transfer Agreements);

          (v) pension and other post-employment liabilities for retired employees;

          (vi)    liabilities for Taxes of Seller;

          (vii) obligations under contracts of a Seller not assigned to a Purchaser;

          (viii) any liability secured by a security interest in any asset not transferred to a Purchaser;

          (ix) liabilities for amounts payable prior to November 30, 1997 for returns or refunds of Premiums;

          (x) liabilities for commission payments or other fees or compensation (including, without limitation, persistency bonuses), payable with respect to the Insurance Contracts to or for the benefit of brokers and service providers;

          (xi) liabilities for guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on dates of insolvency prior to November 30, 1997;

          (xii)   liability for reinsurance in unauthorized companies; and

          (xiii) liabilities specifically excluded in this Agreement from those being assumed by Purchasers.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

     "SELLER INDEMNITEES" shall have the meaning set forth in Section 7.2(b).

     "SELLER KEY PEOPLE" means the individuals set forth in Schedule 9.1(E).

     "SELLER MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the Business or the Transferred Assets (taken as a whole) or (ii) the ability of Provident or any Seller to perform their respective obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby.

     "SELLER PARTIES" means Provident and Sellers.

     "SELLER SEPARATE ACCOUNTS" means the separate accounts of PNAC and the separate accounts of PRV, in each case identified on Schedule 9.1(F).

     "SELLER" and "SELLERS" shall have the meaning set forth in the first paragraph of this Agreement.

     "SEPARATE ACCOUNT ADMINISTRATION AGREEMENTS" means the Separate Account Administration Agreements to be entered into between Purchasers and each of PNAC and PRV, in form and substance reasonably acceptable to the parties, which shall set forth (i) the administrative and other services, including investment management services, to be provided pending transfer of the Seller Separate Accounts to Purchasers, and (ii) the consideration to be paid therefor.

     "SEPARATE ACCOUNT LIABILITIES" means those liabilities that are reflected in the Seller Separate Accounts.

     "SEPARATE ACCOUNT TRANSFER AGREEMENTS" means the Transfer and Assumption Reinsurance Agreements to be entered into between Purchasers and each of PNAC and PRV, in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which certain Separate Account Liabilities of such Seller will be assumed by a Purchaser, include the receipt of all necessary governmental and Seller Separate Account contract holder approvals for the transfer of the Seller Separate Accounts to such Purchaser, the election of new members of the Seller Separate Accounts' Boards of Managers, and the approval of new Seller Separate Account investment advisory agreements, and (ii) the consideration to be paid therefor.

     "SUBSIDIARY" means, with respect to any Person on a given date (i) any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person and (ii) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

     "TAXES" (or "TAX" as the context may require) means (i) any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government

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

   or any agency or political subdivision of any such government (a "TAXING AUTHORITY"), including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by any Seller or its Affiliates, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto, (ii) liability of Provident or any of its Affiliates for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group with any other corporation at any time on or prior to the Closing Date, and (iii) liability of Provident or any of its Affiliates for the payment of any amounts as a result of being a party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "TAXING AUTHORITY" has the meaning set forth in the definition of "Taxes."

     "TENNESSEE SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Tennessee as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of PLA and PNAC.

     "THIRD PARTY ACCOUNTANT" shall have the meaning set forth in Section
   1.7(e).

     "THIRD PARTY CLAIM" shall have the meaning set forth in Section 7.4(a).

     "THIRD PARTY CLAIMANT" shall have the meaning set forth in Section 7.4(a).

     "TRANSFERRED ANNUITY RESERVES" shall have the meaning set forth in Section 1.5(b).

     "TRANSFERRED ASSETS" means:

          (i)    Net Cash From the Business (if any);

          (ii)   Investment Assets;

          (iii) all of Sellers' rights and interests under the Insurance Contracts to receive principal and interest paid on policy or contract loans on or after the Closing Date;

          (iv) a receivable equal to the index option component of reserves for the contracts described in Schedule 4.18;

          (v)    the Books and Records; and

          (vi)   the Transferred Contracts,

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

   but excluding those assets (A) specifically identified on Schedule 9.1(G),
   (B) described on Schedule 2.1 to the Transition Services Agreement as being made available by Sellers, (C) the Insurance Contracts, the Seller Separate Accounts, and the policies and contracts funded by the Seller Separate Accounts, (D) reinsurance treaties and agreements, (E) cash and Investment Assets other than the Net Cash From the Business and Investment Assets specified in clauses (i) and (ii) above, and (F) that cannot be transferred to Purchasers because of any Seller's inability to obtain the Consent of a third party required for such transfer to be effective.

     "TRANSFERRED CONTRACTS" means the Assigned and Assumed Contracts, and all other contracts, assigned pursuant to the General Assignment and Assumption Agreement.

     "TRANSFERRED RESERVES" shall have the meaning set forth in Section 1.7(b).

     "TRANSFERRED RESERVES STATEMENT" shall have the meaning set forth in
   Section 1.7(b).

     "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement among Provident, each Seller and Purchasers in form and substance reasonably acceptable to the parties, which shall set forth (i) the terms and conditions upon which Provident and Sellers shall provide certain services and assets for a transitional period to Purchasers, and (ii) the consideration to be paid therefor.

     "UNREALIZED GAINS" shall have the meaning set forth in Section 1.7(e).

     "UMPIRE" shall have the meaning set forth in Section 7.8.

     "VALIC CONTRACTS" means the Insurance Contracts written in the States of New Hampshire and Vermont and the Insurance Contracts written by PNAC and PRL.

     "VALUATION" shall have the meaning set forth in Section 1.7(a).

     "VALUER" shall have the meaning set forth in Section 1.7(a).

     "WNL CONTRACTS" means all of the Insurance Contracts other than the VALIC Contracts.

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